                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              __________________

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                          THE SECURITIES ACT OF 1934



    Date of Report (Date of earliest event reported):  May 16, 2000
                                                     ----------------



                           Tutornet.com Group, Inc.
                           ------------------------
            (Exact name of registrant as specified in its charter)


    Delaware                       0-28773                        65-0910071
    --------                       -------                        ----------
 (State or other                 (Commission                   (I.R.S. Employer
  jurisdiction                   File Number)                Identification No.)
of incorporation)



11410 Isaac Newton Square, Suite 105, Reston, Virginia             20190
       (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:  (703) 375-8619


Former Name and Address (on Form 10-QSB filed April 19, 2000):

          Segway Corp.
          4400 Route 9 South, 2nd Floor
          Freehold, NJ 07728

Item 1.   Changes in Control of Registrant

Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 16, 2000 between Tutornet.com Group, Inc., a Delaware corporation ("Tutornet"), and Segway Corp., a New Jersey corporation (the "Company"), all the outstanding shares of common stock of the Company were exchanged for 5,000 shares of common stock of Tutornet in a transaction in which Tutornet was the surviving company.

The Merger Agreement was adopted by the unanimous consent of the Company's Board of Directors and approved by the unanimous consent of its shareholders on May 16, 2000. The Merger Agreement was adopted by the unanimous consent of the Board of Directors of Tutornet on May 16, 2000.

Prior to the merger, the Company had 5,555,556 shares of common stock outstanding which shares were exchanged for 5,000 shares of common stock of Tutornet. By virtue of the merger, Tutornet acquired 100% of the issued and outstanding common stock of the Company. As a result of the merger, Richard I. Anslow, the sole director and executive officer of the Company, no longer controls the registrant.

Prior to the effectiveness of the merger, Tutornet had an aggregate of 18,067,674 Class A and 4,750,000 Class B shares of common stock, par value $.00001, issued and outstanding.

Upon effectiveness of the merger, Tutornet had an aggregate of 18,072,674 Class A, and 4,750,000 Class B shares of common stock outstanding.

The Articles of Incorporation and Bylaws of Tutornet will be the Articles of Incorporation and Bylaws of the successor issuer. The directors and officers of Tutornet will be the directors and officers of the successor issuer.

The following persons beneficially own 5% or more of the equity securities of Tutornet, taking into account securities that permit them to acquire shares of common stock within the next 60 days:

Name, Address & Title                           Number of Shares                Percent of Shares
-------------------------------------------------------------------------------------------------
Euburn Forde, President, CEO, Director          8,189,000 Class A                           45.31%
1036 Leigh Mill Road                            3,500,000 Class B                           73.68%
Great Falls, VA  22066
-------------------------------------------------------------------------------------------------
Rajiv Dalal, CFO, Director                      1,516,666 Class A                            8.39%
111 Elizabeth Avenue                            1,250,000 Class B                           26.32%
Islin, NJ
-------------------------------------------------------------------------------------------------
Andrew Tam, Exec. Vice Pres, Director           1,000,000 Class A                            5.53%
28 Mitchell Place
Greenwich, CN
-------------------------------------------------------------------------------------------------
All Directors and Executive Officers as a       10,705,666 Class A                          59.24%
 Group (3 persons)                              4,750,000 Class B                          100.00%
-------------------------------------------------------------------------------------------------

Unless otherwise indicated, all shares are owned of record.

Tutornet is not aware of any arrangements which may result in a change of control of the registrant.

The Merger Agreement is filed as an exhibit to this report on Form 8-K and is incorporated in its entirety herein by reference. The foregoing description is modified by such reference.


Item 2.   Acquisition or Disposition of Assets

The consideration exchanged pursuant to the Merger Agreement was negotiated between the Company and Tutornet.

In evaluating Tutornet as a candidate for the proposed merger, the Company used criteria such as the value of the assets of Tutornet, Tutornet's current business operations and anticipated operations, and its business name and reputation. The Company determined that the consideration for the merger was reasonable.

Tutornet intends to continue its business and enhance shareholder value through the delivery of live, personalized tutoring services over the Internet for students in kindergarten through college.


                              HISTORY OF TUTORNET
                              -------------------

Tutornet was incorporated in Delaware on April 4, 2000 as "Zycom, Inc." for the purpose of changing the domicile and continuing the existence of a Colorado corporation known as Zycom, Inc., formed on May 24, 1983. At a special meeting of the shareholders of Zycom held on April 14, 2000, the shareholders approved
(i) a change of domicile from the State of Colorado to the State of Delaware;
(ii) a stock dividend of six shares for each one share outstanding; (iii) the adoption of a stock option plan; (iv) a change in the authorized shares; (v) a change of Zycom's name to "Tutornet.com Group, Inc." and (vi) adoption of an amendment to the articles of incorporation limiting the monetary liability of the directors.

On April 25, 2000, Tutornet closed a reorganization agreement with Tutornet.com, Inc., a Delaware corporation ("Tutornet Sub"), in which Tutornet issued 16,274,674 shares of common stock, and 4,750,000 shares of series B super voting common stock (3 votes per share), in return for 51.18% of the outstanding Class A common stock, and all of the Class B common stock (3 votes per share), of Tutornet Sub. As a result of the reorganization Tutornet controls approximately 66% of the voting equity in Tutornet Sub and will focus its efforts on the development of Tutornet Sub's business.

Tutornet Sub was incorporated in the State of Delaware on October 21, 1997, under the name "Globenet Communication Services, Inc." It subsequently changed its name to "Tutornet.com, Inc." Tutornet Sub is the legal entity that operates the core business of providing live, personalized tutoring services over the Internet for students in kindergarten through college and is attempting to provide better educational opportunities on-demand and on-line to students worldwide. Tutornet Sub on-line services include math and science subjects and are available throughout the school day and evenings for homework assistance. Tutoring is also available in Spanish. Tutornet maintains a web site on the Internet at www.tutornet.com.

Tutornet intends to acquire the balance of the outstanding shares of Tutornet Sub stock in the future. Tutornet's expression of intent in the preceding sentence is not an offer to sell its securities and is not a solicitation of an offer to buy its securities. Any offering in connection with the acquisition of the balance of the outstanding shares of Tutornet Sub will be conducted only with the remaining shareholders of Tutornet Sub and only with an appropriate disclosure document in place.


                             BUSINESS OF TUTORNET
                             --------------------

                                   Overview
                                   --------

Tutornet/TM/ Inc., a Delaware corporation, is the pioneer provider of live, personalized tutoring services over the Internet for students in kindergarten through college.

By combining innovative interactive technology with a growing cadre of highly qualified and specially trained tutors called Netucators/TM/, Tutornet/TM/ has met the challenge of providing better educational opportunities on-demand, on-line, economically and effectively, to students worldwide.

Tutornet/TM/ on-line services include math and science subjects and are available throughout the school day and evenings for homework assistance.

Many subject offerings are currently available on a 24-hours a day, 7-days a week (24/7), and all subjects are scheduled to be available on a 24/7 basis by Summer 2000.

Tutoring in Spanish is currently available.

Tutornet's/TM/ goal is to meet the educational needs of a global population by becoming the Internet Educational Portal (IEP).

                                    Product
                                    -------

Tutornet/TM/ supplements traditional in-school and home-school instruction with Internet-accessed, live, real-time, interactive tutoring services utilizing a unique and uniform platform, available in the United States and in other countries. Students and Netucators/TM/ (Tutornet's/TM/ on-line tutors) interact via chat lines and notations on a whiteboard in either the public or private mode to ensure each student receives individualized attention and maintains privacy.

Tutornet/TM/ classrooms started with a focus on math and science and have since expanded to include Spanish-speaking classrooms with more subjects to be added in the near future.

The Internet gives Tutornet/TM/ a global marketing base and the ability to offer high quality, affordable tutoring to students all over the world. Tutornet/TM/ is one of the first global educational service to meet the tutoring needs of students and to do so from the comfort and security of their homes and schools.

Tutornet/TM/ is easily accessible using any computer via an Internet Service Provider (ISP) running a standard Web Browser. These include AOL 4.0, Netscape Navigator 4.0, and Microsoft Internet Explorer 4.0.

Subscribers do not have to install or download any software; they simply log onto the site and enter their name and password. The software is dynamically loaded to the subscriber's personal computer (PC) for immediate use.

Subscribers register with Tutornet in one of three ways:

1)   On-line with a credit card through the Tutornet/TM/ site
2)   By mail-in payment
3)   By purchase of a pre-paid subscription card

Once registered, subscribers select a subject and are assigned a Tutornet/TM/ classroom run by a qualified Netucator/TM/. Subscribers submit questions on-line to the Netucator/TM/, who helps them understand and complete homework assignments and/or prepare for exams.

Netucators/TM/ instruct and answer questions using electronic whiteboards and chat lines.

Netucators/TM/ can call up and display on classroom whiteboards relevant educational web sites. With this "group browsing" feature, Netucators/TM/ can provide the vast resources of the worldwide web to guide students through the learning process.

Students are not given the answer to homework problems; rather, they are tutored in the real sense through discussion of concepts and use of examples, which ultimately helps students reach the correct answer through understanding.

In Fall 1999, the Company expects to initiate a live audio feature, enabling Netucators/TM/ and students to talk directly to each other.

Currently, Tutornet/TM/ focuses on math and science subjects for students from kindergarten through college. The Company recognizes these subject areas to be universally required and based on the same principles worldwide.

          Mathematics      Science
          -----------      -------
          Basic Math       Basic Science
          Algebra I        Biology
          Algebra II       Chemistry
          Geometry         Physics
          Trigonometry
          Calculus
          SAT Math

Students can submit queries in either a public or a private mode. In the 'public' mode, everyone in the classroom sees the question and the tutor's response. If the student chooses the 'private' mode, only the student and the Netucator/TM/ view the questions and the responses.

Tutornet/TM/ initially focused on English-speaking students; however, Spanish-tutored courses were added in the summer of 1999.

The Company currently provides on-line tutoring at the most-needed times: during and after school and into the evening hours. With international expansion underway, the Company plans to go to a 24/7 schedule in Summer 2000.

Because it is an Internet business, Tutornet/TM/ is not limited to US-based teachers, but can employ tutors wherever well-educated and well-qualified teachers are available.

All Netucators/TM/ must meet Tutornet's/TM/ stringent background and teacher qualification requirements. As the Tutornet/TM/ customer base grows and the need for additional Netucators/TM/ rises, the Company has available a vast pool of qualified international teachers to draw upon. This will allow Tutornet/TM/ to provide not only cultural diversity, but also to lower costs to the Company, and to provide value-added services to our subscribers.

Netucators/TM/ are selected for professional experience, academic knowledge and credentials, and proven teaching ability. All Netucators/TM/ are certified teachers, college professors, or graduate students.

Candidates undergo rigorous background investigations to assure only highly qualified candidates are employed. In addition, new Netucators/TM/ receive training in the special skills of on-line tutoring prior to their first on-line session.

Tutornet/TM/ understands that parents are concerned about the decorum and behavior of the Internet experience. Tutornet/TM/ addresses those concerns by providing Netucators/TM/ the ability - and charging them with the responsibility -to control the classroom by blocking disruptive comments and, when necessary, to preserve the decorum of the learning process by expelling students for inappropriate behavior.

To allay concerns of parents and students about the possibility of unwanted after-classroom contact between students, and between students and Netucators/TM/, Tutornet/TM/ uses a security shield to prevent contact between users except in an authorized Tutornet/TM/ classroom.

Tutornet/TM/ Quality Control specialists monitor on-line performance of Netucators/TM/ to ensure that Tutornet's academic and behavioral standards are maintained.

                                  The Market
                                  ----------

     "It's a national priority that our students achieve higher levels of performance in math, science, and all of the core courses in the middle and high school curricula. State legislatures and local Boards of Education are imposing higher standards for passing and graduating students. At the same time, however, budgets ... have been cut and many families can afford neither the time nor the expense that private tutoring requires.

     Tutornet.com/TM/ is the solution to that challenge, using the power of the Internet and the technology of computing to make it possible for every child to have the personal assistance required, at a reasonable price, to perform to higher expectations. As we add to our courses and broaden our reach, we look forward to being seen as an integral player in the education of children, together with schools, teachers, and parents."

Mr. Euburn R. A. Forde
President & CEO

Demand for tutoring services is at an all-time high and growing. Demand for tutoring stems from the confluence of several issues. These include recurring school violence, classroom overcrowding, shortage of qualified educators, and poor academic performance.

While these issues are truly global in nature, in the US, the problem is acute. In recent standardized tests, 10,000 American students placed second-to-last among 21 nations in the subjects of math and science.

Education is fundamental to the development of different cultures and social organizations. Securing a 'better' education for children is a universal goal in every country and culture. Simply said, the market for the Company's product is as large as the number of children on the planet.

Families are recognizing that their children need more than what public schools offer, particularly when vying to get into preferred colleges. Consequently, many families and students opt for tutors as a way to bridge the gap between what they want from education and what the schools offer them.

The US has 15,000 school systems and more than 50 million students.

David Nagel of Bear Stearns believes some 7 million of these 50 million students
- or 14% - require tutoring of one sort or another. Moreover, according to a Newsweek poll, half of US parents would like their children to be tutored.

Tutornet/TM/ is confident that the education and tutoring marketplace will continue to evolve rapidly as indicated by many reports on distance learning. For example, a recent Maise Center Survey found that Wall Street investors and venture capital groups are gravitating to the expanding marketplace of learning, training, and knowledge-delivery products. In addition, the Maise Center receives calls weekly from investment houses and financial publications interested in expanding their education and tutoring portfolios.

Research by Scott L. Soffen of Legg Mason in October 1997, determined the following about the Internet education marketplace:

A. Studies show that distance education is as effective as traditional classroom-based instruction;

B. Internet-based distance education will be a major market in the near future; and

C. In the long-term, an Internet-based education program could prove to be a threat to traditional brick and mortar colleges whose historical competitive advantage has been geographic convenience.

Tutornet/TM/ believes it is well positioned to grow with the Internet market momentum which, according to projections from Forrester Research, is expected to grow at a phenomenal rate with the terabytes per month increasing from 4,500 to 15,000 by the year 2000. This growth translates into Internet commerce increasing from $8 billion in 1997 to $327 billion in 2002.

Research has shown that average American households have a need for the Internet
- or believe they do - in order to keep up with the 'Information Age.'

Tutornet/TM/ leverages the fundamental need to provide parents with the most important family-oriented content on the Internet - high quality education for their children.

Recent news articles have focused on the need for additional academic assistance and indicate that a `ripe time' and market exists for Tutornet/TM/. A 1998 Newsweek Magazine article, "The Tutor Age," stated that "a Newsweek Poll found that 42 percent of Americans believe there's a great need for children to receive private outside tutoring."

In addition, a Washington Post article said, "American high school seniors have scored far below their peers from many countries on a rigorous new international exam in math and science" - February 25, 1998, page 1.

According to Newsweek Magazine, the potential market consists of "students in the top 5 percent and bottom 15 percent of their classes, too gifted or too slow for standard classroom work. That adds up to almost 7 million kids just in grades one through eight."

A market study by Georgia Tech Research on the Internet has helped Tutornet/TM/ gauge the marketplace. This study showed the following market dynamics and indicators:

o    There are more than 60 million Internet users in the world

o By the year 2001, this number is expected to rise to more than 200 million users world-wide

o    The average Internet user is affluent, young, professional, and educated

o    The mean income for Internet users is $58,000 per year

o    83.2% of Internet users have been to college

o    The average Internet user is 35.2 years old

o    More people are buying products and services through the Internet, and

o    91.84% of users use the Internet to access product information

The demand for tutoring in the US alone gives Tutornet/TM/ a great opportunity to capture a major portion of a market that is not being served.

More importantly, the international reach of Tutornet/TM/ positions the Company to become the leader in school and home-based tutoring over the Internet.

                                  Competition
                                  -----------

Tutornet's/TM/ business and marketing strategies are designed to capture a major share of the tutoring market by making the service affordable, easily accessible, and available during school and homework hours.

Traditional tutoring businesses, such as Sylvan Learning Centers, Huntington Learning Center, and Score! Educational Centers require students to live near or travel to their tutoring centers and to pay, on average, from $25 to as much as $125 per hour. Parents may pay from $120 to $500 monthly for tutoring in only one subject.

By contrast, Tutornet's/TM/ on-line, interactive tutoring costs just $29.99 per month per subscriber for unlimited use.

Tutornet/TM/ offers the following advantages over conventional tutoring:

1. Convenience: Tutornet/TM/ students access the service at their convenience from the comfort of home or school. In addition, Tutornet/TM/ students get their specific questions answered directly, in real-time, from highly qualified tutors. Traditional tutors usually follow fixed schedules and teaching plans and have little flexibility in scheduling, location, or subject matter.

2. Flexibility and Choice: The Tutornet/TM/ student chooses from a variety of subjects, compared to one subject that a conventional visiting tutor typically can offer. Thus, the Tutornet/TM/ student is able to focus instantly on the subjects and problems of utmost concern, rather than on the fixed academic schedules of conventional tutors, which may not accommodate student learning requirements.

3. Global Exposure: The Tutornet/TM/ student is exposed to a broader base of students and cultures by virtue of participating in Tutornet/TM/ electronic classrooms with students from all over the world. This exposure to the questions, thought processes, and cultures of students from other countries is an extraordinary learning experience and unique to Tutornet/TM/.

4. Cost: Per subscriber, Tutornet/TM/ costs just $29.99 per month, unlimited usage, compared to traditional tutoring, which can cost from $25.00 to $125.00 per hour - or more.

As its top priority, Tutornet/TM/ was designed to recognize and serve the needs of the student, developing a ready-to-use, easy-to-use platform at an affordable price. We believe these factors will increase actual Tutornet/TM/ on-line time per student in comparison to traditional tutoring programs.

                ---------------------------------------------------
                                   Table 1.0
                                Price Comparison

                SERVICE                     AVG COST      AVG COST
                                            PER HOUR      PER MONTH
                TutornetTM                   $ 5          $ 30
                Sylvan Learning Centers      $50          $200
                Score! Education Center      $50          $200
                Huntington Learning Ctrs     $75          $300
                Private Tutors               $25-$125     $100-$500
                ---------------------------------------------------

The following competitors on the Internet offer some level of on-line education for children:

o    Tutornet/TM/
     Tutornet/TM/ provides a virtual classroom with the following features: live, interactive tutors; background checks on tutors to protect students; secured site; electronic classrooms; full classroom functionality with whiteboard, electronic pens; choice of public or private communication modes between Netucators/TM/ and students; security screening; student removal for misbehavior; Q&A submission and dialog; tutors are qualified professors, certified school teachers, or graduate students; priced at $29.99 a month per subscriber for unlimited access.

o    TUTOR 2000
     A tutor referral service that helps students find tutors. Tutors subscribe to Tutor 2000 and have their own chat room where students keyboard in questions. Tutor 2000's basic chat room lacks a whiteboard and electronic pens; consequently, tutors cannot render mathematics and science symbols to illustrate either the problem or the solution.

     Tutor 2000 is not responsible for the quality of the service or security for students. Tutors individually choose their hourly rates, from free to $150 per hour, and method of communication: face-to-face, chat room, e-mail, fax, or telephone.

o    HOMEWORK CENTRAL
     Homework Central provides a search-engine service for students looking for specific research information. This is not tutoring, only guidance on where and how to quickly find a particular piece of information on the Internet. This service may be viewed as more complementary than competitive.

o    DOCTOR MATH
     Doctor Math is an e-mail based tutoring service in which students submit questions and wait an average 2 days for a response. Because tutors are volunteers, the service is free. Lack of timely response and inconsistent quality may be problems.

o    HOMEWORK HELP.COM
     Homework Help.com is a self-paced tutorial service in which the student logs on to the site, selects the subject of interest, and runs self-paced programs, which simulate math or science formulae and which animate the programs. If the students become stuck, they are on their own because no live help is available. These programs take excessive time to download and the simulation requires that the student have some understanding of the problem for which they are seeking help. This service is more complementary than competitive.

     TOPTUTORS.COM
     Toptutors offer online one-to-one tutoring over the Internet. The service is not currently operational, but according to the site, is expected to be up by Spring 2000. Toptutors is not an on-demand service - rather, students must schedule a time with a tutor beforehand. Unlike Tutornet, students must work with the tutor's schedule.

                              Marketing Strategy
                              ------------------

Tutornet's/TM/ revenue goal is to attain $200 million in annual revenues by the five-year point. To do so will require the Company to establish and maintain a subscriber base of approximately 3,000,000 subscribers, a goal that Tutornet believes is achievable given the current acceptance and momentum that the Company's products have in the marketplace.

Tutornet's/TM/ corporate goal is to become the premier Internet Education Portal
(IEP), the leader in providing live, interactive, on-line tutoring worldwide.

Tutornet's/TM/ strategy is to expand the tutoring service rapidly and use it as an entree to provide valuable interactive content to multiple education segments. This strategy will perfectly position Tutornet/TM/ to be the premier global provider in Internet education. Tutornet/TM/ plans to set up regional gateway operations in the United States (headquarters), Australia, United Kingdom, Trinidad and Tobago to effectively serve the regions of North America, Europe, Asia Pacific, selected parts of Africa, the Caribbean, and Central and South America.

Over the next 12 months, Tutornet/TM/ plans to concentrate on the K-12, college, and professional market segments. The product portfolio will include:

     o    1-to-1 live tutoring
     o    Inquiry-based live `homework/assignment helper'
     o    Live classes
     o Content - including self-paced courses, `edutainment', creative content
     o Commerce - including high-value, unique content and related merchandise

Tutornet/TM/ employs a two-fold sales distribution strategy utilizing the following elements:

1.   Direct Sales:
     Tutornet's/TM/ direct channels include:

          o    Internet sales
          o    Direct sales consultants
          o    Corporate sales consultants

     Tutornet/TM/ is in the process of building a comprehensive territory-based direct sales model with more than 3,000 trained commission-based consultants by Year 2000 to focus on sales to corporations, foundations, and other institutional groups. The sales model will be introduced in phases. The first phase is expected to consist of 50 consultants in five states by 4th Quarter 99.

2.   Wholesale Marketing:
     The second part of the Company's marketing strategy is to wholesale its service through a multiplicity of distribution channels such as network marketing companies, major Internet Service Providers, retail stores, and electronic store merchants. This strategy will keep marketing and sales costs low and allow rapid expansion of the service.

          o    Internet Service Providers (ISPs):
               Tutornet/TM/ is in the process of co-branding with America OnLine
               (AOL), the nation's largest ISP. The revenue-sharing arrangement will allow the Company access to over 18 million AOL customers, 70% of whom have children. Subscribers will go directly from the AOL page to Tutornet's/TM/ Home Page, and then into a classroom.

               The Company expects to capture 5% of the AOL market, or 900,000 subscribers, in two years. This market share represents annual revenues of $324 million when fully subscribed.

          o    Family Education Network (FEN):
               FEN is the Internet leader for schools, Parent Teacher Associations (PTAs), and parents communicating amongst themselves over the Internet. FEN connects more than 3,000 school systems in the United States, more than 500 PTA web sites, and tens of thousands of parents.

          o    Give the Gift of Tutoring Program:
               During 4th Quarter 99, Tutornet/TM/ intends to launch a high-profile campaign aimed at school fundraising organizations, such as the PTA, to sell TutornetTM subscriptions for raising funds for their own organizations and, in the process, give the gift of tutoring to students. Tutornet/TM/ is targeting approximately 75,000 PTAs around the country, and is expecting around 1,500 fund-raising campaigns during the program period.

          o    Retailers

                Tutornet/TM/ is targeting both on-line and regular retailers to sell subscriptions. Tutornet/TM/ has already signed agreements with Toys'R'Us on-line to sell subscriptions.

                In addition, candidate retail electronic and education supply stores have been researched as possible outlets for the Company's service. Tutornet/TM/ has developed specific strategic plans to engage one or more of these companies to offer the Company's on-line tutoring service to their customers as one-month promotions when they purchase specific products.

          o     Schools as Influencers
                Tutornet/TM/ views school subscriptions as one of the most important market segments to pursue. Tutornet/TM/ provides wholesale-priced subscriptions to schools for use in study hall so that students can access the service from school computers.

                Tutornet/TM/ works with teachers, school guidance directors, and media center staff to ensure that the students who need help the most have access to the service. This arrangement will help position Tutornet/TM/ to become the industry standard in providing supplementary on-line tutoring for public schools. Subsequently, accepted school usage makes it easier for parents to accept the service at home.

                The Company plans to have the endorsement of 250 schools in 1999, and more than 1,000 by the end of the year 2000.

          o     International Marketing
                Tutornet/TM/ has contracted and deployed marketers globally and has established sales forces in UK, Australia, and Trinidad and Tobago.

Tutornet/TM/ plans to differentiate itself in the marketplace through the development of a high-quality image supported by high profile branding. The branding strategy is aimed at students, parents, educators, and other influencers. Tutornet/TM/ will advertise through a combination of Internet advertising, cable, broadcast, and radio.

Tutornet/TM/ has an Education Advisory Committee of distinguished educators who will help the Company gain acceptance from parents, local PTAs, school boards, and teachers, and ensure that the Company's services are appropriate to the academic needs of its subscribers.

Tutornet/TM/ focuses its marketing efforts on the following market segments that will create maximum return on investment:

     o    ELEMENTARY, MIDDLE, AND HIGH SCHOOL STUDENTS
          Tutornet/TM/ targets elementary, middle school, and high school students in the public and private school systems.

          Tutornet/TM/ focuses on students in key metropolitan areas such as the Washington/Baltimore and New York/New Jersey/Connecticut, Atlanta, Chicago, Dallas, Detroit, Honolulu, Houston, Los Angeles, Miami, Philadelphia, St. Louis, San Antonio, San Francisco, Seattle, and Tampa. These areas have high concentrations of middle/high income parents willing to invest in their children's education for services such as that offered by the Company.

     o    HOME-SCHOOLED STUDENTS
          Today, home schooling is an increasingly popular method of education for K-12 children, and Tutornet/TM/ is there to provide support when needed. In the chat room public mode, Tutornet/TM/ can provide some of the peer-to-peer academic interaction that many home-schooled students lack.

          The convenience and low cost of on-line tutoring make Tutornet/TM/ an appealing and affordable educational supplement for home-schooled students.

     o    PRIVATE SCHOOLS
          Tutornet/TM/ also offers services to private elementary, middle, and high schools as a product that they can resell to their students. Tutornet/TM/ will co-brand with schools that buy the service at a wholesale price and, in turn, retail it to students.

          The Company expects a percentage of students exposed to Tutornet/TM/ in school will also subscribe for afternoon and evening service directly with the Company, providing additional revenue. This strategy allows the schools to customize the service in order to fit their needs, and allows the Company to increase its exposure to the kindergarten through college student base.

     o    COMMUNITY AND JUNIOR COLLEGES
          Studies have shown that many community or junior college students require remedial math or science courses in order to graduate with a 2-year degree or to transfer to a traditional 4-year college or university. Tutornet/TM/ offers its services to students who require those additional math and science subjects. The majority of courses at these institutions are taught just above the high school level, a good fit with the Company's staff of experienced Netucators/TM/.

     o    FOREIGN LANGUAGE MARKETS
          Tutornet/TM/ recognizes that many international students and immigrants in the US, the UK, and Australia need to learn English and are looking for affordable help. In July 1999, Tutornet/TM/ began offering courses in Spanish, and expects to offer its service in different languages based on customer growth and demand.

     o    INTERNATIONAL MARKETS
          Most parents recognize the importance of science and technology, and see the US as the leader in these fields. Consequently, they seek to ensure that their children have access to the American education system. On-line tutoring, through Tutornet/TM/, universally answers this need.

By the first half of Year 2000, Tutornet/TM/ intends to focus on the following segments:

     o    COLLEGE STUDENTS
          There is a strong requirement for tutoring, test preparation, and language services among college/university students. For example, recent articles in national newspapers and magazines point to an increasing number of beginning college students who need extensive tutoring or are required to take remedial math, science, and English courses to meet college standards. College athletes, because of the time spent away from direct instruction, need the availability of Tutornet/TM/ to maintain required grade point averages. Tutornet/TM/ addresses this market segment with a strong and effective suite of products.

     o    ADULT EDUCATION
          Continuing education is an exploding market and Tutornet/TM/ believes it is well placed to address the requirements of this market. General Education Degree (GED) programs are scheduled for Summer 2000 through Tutornet, with more programs in development. Tutornet's/TM/ 24/7 delivery model, using the Internet, fits the demographics of this working market.

     o    PROFESSIONALS
          Professionals in sectors such as accounting, nursing, law, health care, insurance, real estate, etc. constantly need to update their credentials and skills or must meet continuing education or re-certification requirements. Tutornet/TM/ believes this market segment is a significant sales opportunity. Tutornet's/TM/ recent acquisition in the UK of LisaNet, an industry-approved accounting accreditation coursework program in the British Commonwealth, will assist opening this marketing segment globally using Tutornet's/TM/ unique platform.

To take advantage of the requirements in emerging markets, the Company, from its business base in the US, the UK, and Australia, is marketing aggressively in the following areas:

     .    Europe, Middle East, & Africa
     .    Asia, Pacific Rim
     .    North America
     .    Caribbean, Central, and South America

Currently, industry data regarding market potential and competitive analysis is limited in these emerging areas. Nonetheless, experts have predicted rapid growth in Internet usage over the next few years on a global scale. Tutornet's/TM/ business performance in these areas will, of course, be affected by factors such as competition, government regulations, and public acceptance.

                                 Risk Factors
                                 ------------

     Forward-Looking Statements. This current report on Form 8-K contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The words "anticipate", "believe", "expect", "plan", "intend", "estimate", "will", "project", "could", "may", "foresee", and similar expressions are intended to identify forward-looking statements. You should not place undue reliance on forward-looking statements contained in this report because they are inherently uncertain. The actual results could differ materially from the discussion in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this report. The following risk factors should be read in conjunction with the financial information included in Item 7, and other financial information included elsewhere in this report.

     Tutornet is a Development/Growth Stage Company. Tutornet is young and in its growth stage. Tutornet's likelihood of success must be considered in the light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the startup and growth of a business and the environment in which Tutornet will operate.

     Tutornet Will Have a Limited Operating History. Because Tutornet has yet to achieve its intended level of business operations, it is uncertain whether it will be successful in overcoming the substantial risks of operating the business. Tutornet has had only minimal net revenues to date and there can be no assurance of adequate net revenues in the future. Tutornet may never become profitable and if it does achieve profitability, it cannot be certain that it will remain profitable nor that profits will increase in the future. Tutornet's auditors have expressed doubt about the ability of Tutornet to continue as a going concern.

     Tutornet Faces Intense Competition From a Multitude of Competitors. Tutornet will be in direct competition with established companies in the same market. Additionally, other companies not presently in competition with Tutornet's business may enter the market targeted by Tutornet. Tutornet can anticipate competition in its efforts to establish itself in targeted markets and to expand into new markets. There can be no assurance that Tutornet will be able to compete successfully with existing or new competitors, some of which may possess more financial resources and name recognition than the surviving entity.

     Tutornet May Not Be Able to Maintain a Competitive Position Due to the
Pace at Which the Marketplace is Changing. The demand for Tutornet's products and services may rapidly decline if the marketplace for its products and services changes. Tutornet's success is dependent on its ability to adjust to change and meet new demands. Since the marketplace for Tutornet's services is relatively new, it may not be able to predict the changes that will occur and may not be able to modify or update its services in time to prevent a decline in its share of the market.

     Need for a Broad Customer Base in Order to Grow. Tutornet will need to build and sustain a large customer base. Failure to do so may result in smaller profit margins or losses.

     Saturated Marketplace and Obsolescence. The marketplace for on-line tutoring may become saturated or alternative methods of tutoring may make Tutornet's technology obsolete. Predicting the level of demand for Tutornet's services is difficult and is dependent on its ability to adjust to change and meet new demands.

     The Instability of the Internet May Impact Customers' Abilities to
Utilize Tutornet's Services. The Internet may not be able to support the demands placed on it by continued growth. Tutornet is highly dependent on the Internet to provide its products and services to the marketplace. Users who employ the Internet for tutoring services could experience service degradation or latency because of overworked search engines which could slow the distribution of the tutor session over the Internet and interfere with a user's access. In this case, the tendency of a dissatisfied customer might be to blame Tutornet rather than the ISP.

     Government Regulation of the Internet May Negatively Affect Tutornet's Ability to Provide the Marketplace With Its Products and Services. The laws and regulations applicable to the Internet will directly affect Tutornet because its products and services are heavily dependent on use of the Internet as a means of delivery. These laws and regulations are still evolving and unclear and have the potential of damaging Tutornet's business. No specific laws are pending that will have a negative impact on the Internet. However, any laws pertaining to the Internet, if enacted, could potentially have a negative impact on the marketplace for Tutornet's services due to either an impact on the Internet audience or an impact on users of Tutornet's products and services.

     Tutornet Will Be Dependent Upon a Small Number of Key Persons to
Implement Its Business Plan. Tutornet is dependent on a relatively small number of key employees to implement its business plan, the loss of any of whom may affect its ability to provide the required quality of service and technical support necessary to achieve and maintain a competitive market position.

     Tutornet May Not Be Able to Retain Key Personnel If It Is Unable to Adequately Compensate Them. Tutornet may not generate sufficient revenue to adequately compensate its highly skilled employees and thereby may not be able to maintain its competitive position.

     Inability to Manage Growth. If Tutornet obtains the volume of business necessary to achieve its revenue goals, it may not be able to manage the growth that would be required. If Tutornet can not hire and retain enough talented management personnel and netucators, it may be unable to capitalize on its business opportunities and may waste resources in the process.

     No Liability Insurance. Tutornet has not acquired liability insurance with respect to provision of its products and services. Without insurance to cover damages resulting from liability claims stemming from its services, Tutornet must shoulder any award of damages against it which could significantly affect its business operations if the award is substantial.

     Tutornet Will Require Additional Capital to Sustain Its Operations. Tutornet will need more capital than it has available to it or can expect to generate through sales of its services. Tutornet will need to continually expand and upgrade its infrastructure and systems to ensure high levels of service.

     General Factors. The Surviving Corporation's business may be affected from time to time by such matters as changes in general economic conditions, changes in laws and regulations, taxes, tax laws, prices and costs, and other factors of a general nature which may have an adverse effect on its business.

                                  Properties.
                                  -----------

Tutornet's offices are located at 11410 Isaac Newton Square, Suite 105, Reston, Virginia 20190, where Tutornet leases approximately 7,200 square feet of space at a monthly cost of $12,300 for a period of 5 years commencing July 7, 1999. Tutornet maintains insurance on its offices that it believes are adequate for its business. If necessary, Tutornet believes that it could relocate its offices without significant disruption.

                               LEGAL PROCEEDINGS
                               -----------------

On February 23, 2000, a suit (Handelman et al v. Tutornet.com Inc., et al, U.S. District Court for the Central, District of California, c/a #00-01941) was filed against Tutornet.com Inc., its president Euburn Forde, its Chief Financial Officer Mr. Rajiv Dalal, its Chief Operating Officer Mr. Tam, and other unnamed defendants. Plaintiffs are shareholders of Tutornet.com Inc. The complaint alleges breach of contract, securities fraud, fraud, negligent misrepresentation, and seeks an accounting, general and specified damages in excess of $75,000, and attorneys fees. Plaintiffs are represented by the Law Offices of Ronald Jason Palmieri.

The Company has engaged Laurence D. Strick & Associates as defense counsel. The Company has not yet filed an answer to the complaint. On March 30, 2000 the Company filed a Motion to Dismiss for Improper Venue or Alternatively to Transfer for Convenience, on which the court has not yet ruled.

                               PLAN OF OPERATION
                               -----------------

Tutornet is a development stage company. All of Tutornet's resources will now be focused on developing the business of Tutornet Sub. Since its inception, Tutornet Sub has accumulated losses of $14,366,513. For the quarter ended March 31, 2000 and the year ended December 31, 1999, Tutornet Sub reported net losses of $3,748,440 and $11,744,764, respectively. Tutornet anticipates that it will begin producing significant revenues 3rd quarter 2000. Tutornet Sub's significant expenses for the quarter ended March 31, 2000 and the year ended December 31, 1999 have consisted of salary, travel, marketing, technical operations. Tutornet anticipates that it will continue to operate at a loss until such time as it can achieve quarterly revenues of approximately $3,000,000, which Tutornet believes may occur 4th quarter, 2000.

In their report on Tutornet Sub's financial statements, its auditors expressed their doubt as to Tutornet Sub's (and by virtue of the subsequent reorganization, Tutornet's) ability to continue as a going concern. At March 31, 2000 and December 31, 1999, Tutornet Sub had net working capital deficits of $(8,544,999) and $(6,714,566), respectively. Tutornet is in the process of obtaining a $30,000,000 investment from an accredited investor for which it will issue 5,000,000 shares of its Class A and 5,000,000 Class B common stock. Management expects the investment will close in the very near future. See Exhibit 99.1 to this Form 8-K. Although this investment may remove an imminent threat to Tutornet's liquidity, it does not represent an amount adequate to fully implement Tutornet's business plan. With these capital resources Tutornet believes that it can continue operations for approximately 10 to 12 months. At that point, Tutornet will require additional capital resources of approximately $40,000,000 to continue to implement its business plan through March 31, 2001. Additional capital resources may not be available to Tutornet at that time on terms acceptable to Tutornet, or at all.

Tutornet expects to make capital expenditures of approximately $12,000,000 through the balance of 2000. For the quarter ended March 31, 2000 and the year ended December 31, 1999, Tutornet Sub made capital expenditures of $1,006,741 and $1,786, respectively.

                                  MANAGEMENT
                                  ----------

NAME                                 TITLE
-------------------------------------------------------------------
Mr. Euburn Richard A. Forde        Chairman, President, & CEO

Mr. Rajiv Dalal                    Executive Vice President, Chief
                                   Financial Officer, Secretary,
                                   Treasurer, Director

Mr. Andrew Tam                     Executive Vice President


MR. EUBURN RICHARD A. FORDE
Chief Executive Officer,
President, Chairman

Euburn R. A. Forde, 42, has been President and CEO of the Company, and its predecessor, Globenet, since its founding in October 1997. From 1976 to 1980, Mr. Forde was a Technical Officer with Guyana Telecom Corporation in Guyana, South America, his native country, from which he emigrated in 1980. From 1980 to 1983, Mr. Forde was a Satellite Communications Engineer with American Satellite Corporation in New York. From 1983 to 1985, Mr. Forde was Manager, Network Engineering at Merrill Lynch, New York, where he designed and established Merrill Lynchs' Direct Broadcast Satellite System, which connected 525 Merrill Lynch branch offices worldwide. From 1985 to 1994, Mr. Forde served in various management capacities at Citicorp, New York, starting as a Manager from 1985 to 1987. From 1987 to 1991, then a Citicorp Assistant Vice President, Mr. Forde designed and developed the Citicorp National Network for the One Bank corporate initiative, linking 1,980 Citicorp offices in the US. From 1991 to 1994 Mr. Forde, as a Vice President at Citicorp, designed and established a new international data and voice network, connecting

105 data centers and 87 voice networks in 96 countries. This initiative resulted in the formation of a new division at Citicorp, the Citicorp Global Information Network. From 1994 to 1997, Mr. Forde served as President and CEO of Worldserv Inc., a network outsourcing company he founded in 1994 to manage large corporate networks. In October 1997, as consultant to Primus Telecommunications, Mr. Forde assisted in the development of a global data network and business strategy. Since October 1997, when he founded TutornetTM, Mr. Forde has been instrumental in the organization, development, and promotion of the Company. Mr. Forde holds a BS EE from Guyana Technical College. He attended the Chief Information Network Program at the Sloan School at MIT, as well as several corporate management seminars while at Merrill Lynch and at Citicorp.


MR. RAJIV DALAL
Chief Financial Officer
Executive Vice President
Secretary, Treasurer, Director

Rajiv Dalal, 36, has been Chief Financial Officer, Executive Vice President, Secretary, Treasurer, and a Director of the Company and its predecessor, Globenet, since its founding in October 1997. From 1987 to 1988, Mr. Dalal was Senior Applications Development Manager for Northern Telecom PLC in London, England. In 1988, Mr. Dalal emigrated to the US and subsequently enrolled in the MBA program at New York University, graduating in 1990. From 1990 to 1993, Mr. Dalal was both Executive Assistant to Citicorp's Chief Technology Officer in the Citicorp Technology Office and Senior Technical Advisor for the Citicorp Global Information Network at Citibank, NA, New York, where Mr. Dalal designed, developed, and managed projects in emerging technologies, telecommunications, financial technology costing, and regulatory issues. From 1993 to 1994, Mr. Dalal was the first US-based Principal Consultant appointment to Cable & Wireless Business Networks Division of Cable & Wireless PLC, where he was responsible for the development and management of Cable & Wireless' top 50 North American-based multinational customers seeking assistance with the development, expansion and/or outsourcing of worldwide telecommunications needs. From 1994 to 1995, Mr. Dalal was Senior Director, Strategic Business Development, Ascom Timeplex, Inc., New Jersey, where he was responsible for the identification and development of new business ventures and strategic directions for Timeplex, a $400 million multinational company. From 1995 to 1997, Mr. Dalal co-founded and served as Senior Executive Vice-President, Corporate Business Development, of WorldServ, a new business venture of GTECH Corporation, Rhode Island. His responsibilities there included sales, sales force development, marketing, bid development, finance, strategic partnerships and alliances, business process development and improvement, and management information services. Mr. Dalal left WorldServ in 1997 to help found Tutornet. Since 1997, Mr. Dalal has been instrumental in the organization, development, and promotion of the Company. Mr. Dalal holds an MBA in Finance and International Business from the Leonard N. Stern School of Business, New York University, and a BSc in Engineering (Computer Science) from Imperial College of Science and Technology, University of London.

MR. ANDREW TAM
Executive Vice President of Operations,
Director

Mr. Tam, 39, has been Executive Vice President and a Director of the Company and its predecessor, Globenet, since its founding in October 1997. From 1979 to 1983, Mr. Tam was a Senior Communications Engineer with Exxon Corporation, where he was trained in basic network operations, large scale project planning, network engineering, and business management. From 1983 to 1985, Mr. Tam was a Senior Analyst - Network Engineering for Merrill Lynch, New York, where he designed a T1 backbone network serving 500 branch offices with over 20,000 terminals. From 1985 to 1987, Mr. Tam was a Senior Network Engineer for Securities Industry Automation Corp (SIAC), New York, a company jointly owned by the New York Stock Exchange (NYSE) and the American Stock Exchange (AMEX). There, Mr. Tam was responsible for providing all computing and communications systems between the data center and member firms, the exchanges, and data feeds. From 1988 to 1990, Mr. Tam was Senior Communications Analyst, Network Engineering, at Credit Suisse First Boston, New York. There he was in charge of networking all data communications to/from market data feeds, NASD, SIAC, between branch and regional offices, and with other firms. From 1990 to 1994, Mr. Tam was Vice President, Network Planning and Design, for Citicorp/Citibank, New York. He planned, designed, and implemented mission-critical networks for Citicorp in 96 countries, which moved a total of $800 billion per day to the Federal Reserve. From 1994 to 1997, Mr. Tam co-founded WorldServ/aTEMS of Woodcliff, New Jersey, where he also served as Chief Operating Officer and Executive Vice President, Engineering. These companies provided information technology (IT) professional services, network integration, network management, help-desk, and Internet services to the commercial and educational markets. Clients included Xerox, Walt Disney, Bank of Australia, MasterCard, Worldcom, and others. From 1997 to 1999, Mr. Tam was Vice President - Network Services, Daiwa Securities America Inc. of New York, where he deployed Internet concentric solutions for rapid product rollout, enterprise communications, and data warehousing. Mr. Tam evaluated and implemented a variety of Internet technologies including, among others, on-line training, multi-lingual browsers, and near-toll quality voice transmissions. Since 1997, Mr. Tam has been instrumental in the organization, development, and promotion of the Company. Mr. Tam holds a BSEE from Northeastern University and an MBA from New York Institute of Technology.

                               EQUITY SECURITIES
                               -----------------

The stock of the corporation is divided into two classes: common stock in the amount of one billion (1,000,000,000) shares of the par value of $.00001 each and preferred stock in the amount of ten million (10,000,000) shares of the par value of $.00001 each. The common stock is divided into two series: nine hundred fifty million (950,000,000) shares of Series A common stock and fifty million (50,000,000) shares of Series B common stock. Except as otherwise required by the certificate of incorporation, the bylaws, or law, each holder of shares of Series A common stock has one vote per share on all matters voted upon by the shareholders, and each holder of shares of Series B common stock has three votes per share on all matters voted upon by the shareholders. The board of directors shall have authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the board of directors from time to time thereafter, may be increased except when otherwise provided by the board of directors in creating such series, or may be decreased but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Delaware or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance thereof.


Item 5.   Other Events

                           SUCCESSOR ISSUER ELECTION
                           -------------------------

Upon effect of the merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Tutornet became the successor issuer to the Company for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective May 16, 2000.

                              INDEPENDENT AUDITOR
                              -------------------

Tutornet's independent auditors, Cerasi Kraus and Associates, will continue as auditors for Tutornet.

                                  FISCAL YEAR
                                  -----------

Tutornet's fiscal year will continue to be the calendar year, which is also the same as that of the Company.


Item 7.   Financial Statements, Pro Forma Information and Exhibits

     Financial Statements
     --------------------

     Accompanying this Form 8-K are the financial statements of Tutornet required by Regulation S-B, Item 310(c).

                                                              Tutornet.com, Inc.
                                                   (A Development Stage Company)
--------------------------------------------------------------------------------


                                   Consolidated Comparative Financial Statements
                                                                   Together With
                                             Supplementary Financial Information


                                                             For the Years Ended
                                                        December 31, 1999 & 1998



                                                                    Prepared By:

                         C E R A S I,  K R A U S  & A S S O C I A T E S,  I N C.
                                                    Certified Public Accountants
                                                           150 East Sprague Road
                                                  Broadview Heights, Ohio  44147
                                                                (440) 546 - 9359

                               Tutornet.com, Inc.
                         (A Development Stage Company)

                 Consolidated Comparative Financial Statements
                  For the Years Ended December 31, 1999 & 1998
--------------------------------------------------------------------------------

                               Table of Contents
                               -----------------

Independent Accountants' Opinion..........................................     3

Consolidated Comparative Balance Sheets...................................     4

Consolidated Comparative Income Statements................................     6

Consolidated Comparative Statements of Shareholders' Equity...............     7

Consolidated Comparative Statements of Cash Flow..........................     8

Notes to Consolidated Comparative Financial Statements....................     9



                 Comparative Supplemental Financial Information
                  For the Years Ended December 31, 1999 & 1998

                               Table of Contents
                               -----------------

Accountants' Report On Additional Information.............................    20

Consolidated Comparative Statements
   of Selling, General & Administrative Expenses..........................    21

Comparative Statements of Key Analytical Ratios...........................    22

            C E R A S I,  K R A U S  & A S S O C I A T E S,  I  N C.
                          Certified Public Accountants
                             150 East Sprague Road
                         Broadview Heights, Ohio  44147
--------------------------------------------------------------------------------


                          INDEPENDENT AUDITORS' REPORT


To Mr. Euburn R. A. Forde
Chief Executive Officer and President

Tutornet.com, Inc.
(A Development Stage Company)



We have audited the accompanying Consolidated Comparative Balance Sheets of Tutornet.com, Inc. as of December 31, 1999 and 1998 and the related Consolidated Statements of Income, Retained Earnings and Cash Flow for the years then ended. These financial statements are the responsibility of the Company's management.

We conducted the audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that this audit provides a reasonable basis for our opinion.

In our opinion, the comparative financial statements present fairly, in all material respects, the consolidated financial position of Tutornet.com, Inc., as of December 31, 1999 and 1998 and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying comparative financial statements have been prepared assuming the Company will continue to operate as a going concern. As discussed in Note M to the comparative consolidated financial statements, the Company's has an accumulated deficit of $12,300,501 and a loss of $ 11,744,764 in 1999 and $ 553,355 in 1998 together with a working capital deficiency of $6,711,953 in 1999 and $1,408,403 in 1998. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company is in the process of seeking alternate sources of capital to satisfy these deficiencies. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Cerasi, Kraus & Associates, Inc. CPA's

May 7, 2000

                              Tutornet.com, Inc.
                         (A Development Stage Company)

                    Consolidated Comparative Balance Sheets

                                     As of
                                 December 31,

                                    ASSETS
                                    ------
                                                                            1999           1998
                                                                         ----------     ----------
Current Assets:
       Cash                                                              $  101,086     $   66,128
       Accounts Receivable, Net of Allowance for Doubtful Accounts           15,785         35,401
       Marketable Securities, At Market Value                               570,963              -
       Prepaid Expenses                                                     631,105              -
       Deferred Taxes                                                       336,130         68,928
                                                                        -----------    -----------
                                                                         $1,655,069     $  170,457

Fixed Assets:
       Office Furniture & Fixtures                                           16,031              -
       Office Equipment                                                     127,717         12,531
       Computer Hardware & Peripherals                                      829,738          1,790
       Computer Network                                                      12,873              -
       Leasehold Improvements (Net of Accumulated Amortization)              33,531              -
                                                                        -----------    -----------
                                                                          1,019,890         14,321
       Less: Accumulated Depreciation                                        54,287          1,696
                                                                        -----------    -----------
                                                                         $  965,603     $   12,625

Other Assets:
       Computer Software, Net of Accumulated Amortization                 1,071,365        383,500
       Software Development Costs                                                 -        821,711
       Goodwill, Net of Accumulated Amortization                            424,196        380,847
       Deposits                                                             171,182

       Other                                                                      -            691
                                                                        -----------    -----------
                                                                         $1,666,743     $1,586,749

                                                                        -----------    -----------
Total Assets                                                             $4,287,415     $1,769,831
                                                                        ==========================

  The Accompanying Notes are an integral part of These Financial Statements.

                              Tutornet.com, Inc.
                         (A Development Stage Company)

                    Consolidated Comparative Balance Sheets

                                     As of
                                 December 31,

                                  LIABILITIES
                                  -----------
                                                                      1999            1998
                                                                  ------------      ----------

Current Liabilities:
       Accounts Payable                                           $  2,617,495      $  149,137
       Notes Payable CSR Stockholders                                   52,500         315,000
       Accrued Gross Margin on Contract                                      -         715,108
       Accrued Wages - Shareholders/Officers                                 -         278,729
       Accrued Interest                                                  5,422          44,177
       Accrued & Withheld Payroll Taxes                                 39,187               -
       Income Taxes Payable                                             29,691           6,913
       Officer Loan Payable                                                  -          69,796
       Shareholder Loan Payable                                      5,625,340               -
                                                                 -------------     -----------
    Total Current Liabilities                                     $  8,369,635      $1,578,860

Long Term Liabilities:
       Subordinated Shareholder Loans Payable                     $    947,028      $        -

       Deferred Income Taxes                                      $     29,450      $      356

                                                                 -------------     -----------
 Total Liabilities                                                $  9,346,113      $1,579,216

                             SHAREHOLDER'S EQUITY
                             --------------------

       Common Stock,
         Class A,  ($ 0.001 Par Value; 95,000,000 Authorized,
         10,133,376 Issued and Outstanding in 1998 and
         28,307,050 outstanding in 1999)                          $     28,307      $   10,133

         Class B, ($0.01 Par Value; 5,000,000 Authorized,
         None Outstanding in 1998 and 4,750,000 in 1999)                47,500               -
                                                                 -------------     -----------

                                                                  $     75,807      $   10,133

       Additional Paid In Capital                                    7,165,996         736,219

       Retained Earnings (Deficit)                                 (12,300,501)       (555,737)
                                                                 -------------     -----------
    Total Shareholders' Equity (Deficit)                          $ (5,058,698)     $  190,615

                                                                 -------------     -----------
 Total Liabilities & Shareholder's Equity                         $  4,287,415      $1,769,831
                                                                 =============     ===========

  The Accompanying Notes are an integral part of These Financial Statements.

                              Tutornet.com, Inc.
                         (A Development Stage Company)

                  Consolidated Comparative Income Statements

                 For the Years Ended December 31, 1999 & 1998
                                       &
      The Period from Inception (October 21, 1997 ) to December 31, 1999
--------------------------------------------------------------------------------

                                                                                                       From Inception
                                                                                                      October 21, 1997
                                                             Year Ended            Year Ended                to
                                                          December 31, 1999     December 31, 1998     December 31, 1999
                                                          -----------------     ----------------      -----------------
Net Consulting Fees & Sales                                   $     132,126           $1,139,462           $  1,487,456
                                                              -------------           ----------           ------------

Cost Of Fees:
      Consultants & Subcontractors                                1,665,868              141,581              1,918,562
      Computer Systems Support                                       76,361               16,143                 92,504
      Customer Service Expenses                                           -                3,750                  3,750
      Amortization of Software Costs                                247,091                6,500                253,591
      Depreciation of Computer Equipment                             47,136                1,153                 48,289
      Factoring Expense                                                   -               13,125                 13,125
      Gross Margin Expense                                                -              622,193                715,108
      Printing & Reproduction                                       176,478               11,530                188,008
                                                              -------------           ----------           ------------
Total Costs Of Fees                                           $   2,212,934           $  815,975           $  3,232,937

Gross Profit                                                  $  (2,080,808)          $  323,487           $ (1,745,481)
                                                              -------------           ----------           ------------

Selling, General & Administrative Expenses                    $   9,853,225           $  901,521           $ 10,766,756

                                                              -------------           ----------           ------------
Operating Income (Loss)                                       $ (11,934,033)          $ (578,034)          $(12,512,237)

Other Income (Expenses):
      Interest & Dividend Income                                     44,035                   67                 44,102
      Interest Expense                                             (110,043)             (43,213)              (153,256)
      Loss on Investment in Tutornet UK                            (680,000)                                   (680,000)
      Loss on Foreign Currency Exchange                              (1,503)                   -                 (1,503)
      Realized Gains on Sales of Marketable Securities              754,908                    -                754,908
      Miscellaneous (Expense)                                        (8,717)                   -                 (8,717)
                                                              -------------           ----------           ------------
                                                              $      (1,320)          $  (43,146)          $    (44,466)

                                                              -------------           ----------           ------------

Loss Before Income Taxes                                      $ (11,935,353)          $ (621,180)          $(12,556,703)

Income Taxes                                                  $    (190,589)          $  (67,825)          $   (256,202)
                                                              -------------           ----------           ------------

Net Loss                                                      $ (11,744,764)          $ (553,355)          $(12,300,501)
                                                              =============           ==========           ============

  The Accompanying Notes are an Integral Part of These Financial Statements.

                              Tutornet.com, Inc.

                Consolidated Statement of Shareholder's Equity

                 For the Years Ended December 31, 1999 & 1998
                                       &
      The Period from Inception (October 21, 1997 ) to December 31, 1999
--------------------------------------------------------------------------------

                                             Common Stock                                       Retained            Total
                                       ------------------------         Additional              Earnings         Shareholder's
                                        Class  A       Class B        Paid In Capital           (Deficit)       Equity (Deficit)
                                       -----------     --------       ---------------         -------------     ----------------
Balance - October 21, 1997                 $     -      $     -          $         -           $          -          $         -

Shareholder Contributions                        -            -                   40                      -                   40

Net Loss                                         -            -                    -                 (2,382)              (2,382)

                                          --------     --------         ------------          -------------         ------------
Balance - December 31, 1997                $     -      $     -          $        40           $     (2,382)         $    (2,342)

Shareholder Contributions                   10,133            -              777,194                      -              787,327

Net Loss                                         -            -                    -               (553,355)            (553,355)

Expense of Stock Issuance                        -            -              (41,015)                     -              (41,015)

                                          --------     --------         ------------          -------------         ------------
Balance - December 31, 1998                $10,133      $     -          $   736,219           $   (555,737)         $   190,615

Shareholder Contributions                   18,174       47,500           12,080,117                      -           12,145,791

Net Loss                                         -            -                    -            (11,744,764)         (11,744,764)

Expense of Stock Issuance                        -            -              (25,000)                     -              (25,000)

Liability for Shareholder Lawsuit                             -           (5,625,340)                                 (5,625,340)

                                          --------     --------         ------------          -------------         ------------
Balance - December 31, 1999                $28,307      $47,500          $ 7,165,996           $(12,300,501)         $(5,058,698)
                                          ========     ========         ============          =============         ============

  The Accompanying Notes are an Integral Part of These Financial Statements.

                              Tutornet.com, Inc.
                         (A Development Stage Company)

               Consolidated Comparative Statement of Cash Flows

                For the Years Ended December 31, 1999 and 1998
                                       &
      The Period from Inception (October 21, 1997 ) to December 31, 1999
--------------------------------------------------------------------------------

                                                                                                             From Inception
                                                                                                            October 21, 1997
                                                                   Year Ended            Year Ended                to
                                                                December 31, 1999     December 31, 1998     December 31, 1999
                                                                -----------------     -----------------     -----------------
RECONCILIATION OF NET INCOME TO NET CASH
   PROVIDED BY OPERATING ACTIVITIES:
       Net Loss                                                      $(11,744,764)          $  (553,355)         $(12,300,501)

       Adjustments to Reconcile Net Income to Net Cash
         Provided (Used) by Operating Activities
           Amortization                                                   272,481                 6,500               278,981
           Depreciation                                                    53,268                 1,696                54,964
           Deferred Taxes                                                  29,094                   356                29,450

       Changes in Current Assets and Currrent Liabilities:
         (Increase) Decrease in Accounts Receivable                        19,616               153,373               (15,786)
         (Increase) Decrease in Prepaid Expenses                         (631,105)                2,000              (631,105)
         (Increase) Decrease in Deferred Taxes                           (267,202)              (68,928)             (336,130)
         Increase (Decrease) in Accounts Payable                        2,468,358                20,581             2,617,495
         Increase (Decrease) in Accrued Gross Margin on Contract         (715,108)              622,193                     -
         Increase (Decrease) in Accrued Wages                            (278,729)              229,229                     -
         Increase (Decrease) in Accrued Interest                          (38,755)               44,177                 5,422
         Increase (Decrease) in Accrued & Withheld Taxes                   39,187                     -                39,187
         Increase (Decrease) in Income Tax Payable                         22,778                 4,701                29,691
                                                                    -------------          ------------         -------------
       TOTAL ADJUSTMENTS                                                  973,883             1,015,878             2,072,169

NET CASH (USED) BY OPERATING ACTIVITIES                              $(10,770,881)         $    462,523          $(10,228,332)

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchase of Fixed Assets                                        (1,006,741)              (14,321)           (1,021,062)
       Purchase & Development of Computer Software                       (112,059)           (1,120,573)           (1,323,769)
       Increase in Deposits                                              (171,182)                    -              (171,182)
       Purchase of Goodwill                                               (68,739)             (380,847)             (449,586)
       Payments of Organization Expenses                                        -                  (691)                 (691)
                                                                    -------------          ------------         -------------
NET CASH (USED) BY INVESTING ACTIVITIES                              $ (1,358,721)          $(1,516,432)         $ (2,966,290)

CASH FLOWS FROM FINANCING ACTIVITIES
       Advances  From Officer                                                   -                69,796                69,796
       Investments in Marketable Securities (Net)                        (570,963)                    -              (570,963)
       Payments on Note Payable                                           (69,796)              (11,707)              (69,796)
       Proceeds from Issuance of Stock                                 12,145,791               746,312            12,892,143
       Cost of Issuance of Stock                                          (25,000)                    -               (25,000)
       Proceeds from Borrowing                                                  -               400,000               400,000
       Reclassification of Subordinated Shareholder Loans                 947,028                     -               947,028
       Payments on CSR Note Payable                                      (262,500)              (85,000)             (347,500)
                                                                    -------------          ------------         -------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                            $ 12,164,560           $ 1,119,401          $ 13,295,708

NET INCREASE (DECREASE) IN CASH                                      $     34,958           $    65,492          $    101,086

CASH BALANCE, BEGINNING OF YEAR                                            66,128                   636                     -
                                                                    -------------          ------------         -------------

CASH BALANCE, END OF YEAR                                            $    101,086           $    66,128          $    101,086
                                                                    =============          ============         =============


SUPPLEMENTARY INFORMATION:
       Cash Paid During the Year for:
         Interest                                                         110,043                43,213
         Income Taxes                                                           -                     -
-----------------------------------------------------------------------------------------------------------------------------
                                                                    $     110,043          $     43,213
--------------------------------------------------------------=========================================----------------------

  The Accompanying Notes are an Integral Part of These Financial Statements.

Tutornet.com, Inc.
(A Development Stage Company)

Notes to Consolidated Comparative Financial Statements

For the Years Ended
December 31, 1999 & 1998
--------------------------------------------------------------------------------


A.   NATURE OF BUSINESS

Business Organization

The company was incorporated on October 21, 1997 under the laws of the State of Delaware. On July 23, 1998 the company changed its name to Tutornet.com, Inc. and increased the number of authorized shares from 1,500 to 100,000,000. The company is still in its development stage and is a provider of live tutoring services over the internet. The Company performed telecommunication consulting services in 1998.

Company Subsidiaries
The only active subsidiary during 1998 and 1999 is:

                                 Nature of
Name                             Ownership      Business
----                             ----------     --------

Nettutor, Pty. Ltd.                 100.0%      Australian Proprietary

The Company has the following other subsidiaries which were inactive during 1999 & 1998:

Tutornet US Limited                 100.0%      Corporation in
                                                 Trinidad & Tobago
Tutornet.com
Services, Inc.                      100.0%      Customer Service In U.S.

Tutornet.Nigeria LTD                100.0%      Tutoring Services in
                                                 Nigeria

Tutornet.Morocco                     51.0%      Tutoring Services In
                                                 Morocco

Tutornet Marketing Inc.              19.9%      Marketing Corporation in
                                                 U.S.

Tutornet.com, Inc.
(A Development Stage Company)

Notes to Consolidated Comparative Financial Statements

For the Years Ended
December 31, 1999 & 1998
--------------------------------------------------------------------------------


B.   SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The consolidated financial statements include the accounts of the company and its subsidiaries. Inter-company balances and transactions have been eliminated in consolidation.

Basis of Financial Statement Presentation
The accompanying financial statements have been prepared on the accrual basis of accounting. The accounting method recognizes revenues in the accounting period in which they are earned and expenses when they are incurred regardless of when cash is paid or received.

Investments
The equity method of accounting is used for all investments in associated companies in which the Company's interest is 20% or more. Under the equity method, the Company recognizes its share in the net earnings or losses of these associated companies as they occur rather than as dividends are received. Dividends received are accounted for as a reduction of the investment rather than as dividend income. Losses from the equity investments reduce the receivables from the associated companies.

Software Development Costs
Per the Statement of Financial Accounting Standards (SFAS) Number 86, as further refined by Statement of Position (SOP) 98-1, the costs associated with internally developed software costs can be capitalized and amortized over the assets expected useful life. At December 31, 1998, the Company had $821,711 in capitalized software development costs. These costs will be amortized over five years using the straight-line method.

Tutornet.com, Inc.
(A Development Stage Company)

Notes to Consolidated Comparative Financial Statements

For the Years Ended
December 31, 1999 & 1998
--------------------------------------------------------------------------------


C.   INVESTMENTS AND MERGER:

Purchase of Collaborative Systems, Inc. (CSR)
On December 18, 1998, a plan and agreement of merger was adopted to be effective December 21, 1998 by and between Tutornet.com, Inc and Collaborative Systems Research, Inc. (CSR). Tutornet.com issued 50,000 shares of its common stock in exchange for 100% of the shares of the outstanding stock of CSR. Tutornet.com, Inc. also paid $35,000 cash at settlement and agreed to pay $315,000 over the next twelve months to the CSR shareholders. The business of CSR was merged into Tutornet.com, Inc. and CSR ceased to operate. The assets distributed to Tutornet.com as a result of the merger and the liquidation of CSR was CSR's specialized software and computer equipment. The purchase method was used to account for the acquisition. At December 31, 1999 the Company was in default of this agreement. The outstanding amount due the shareholders' of CSR is $52,500.

Purchase of Majority Interest in Subsidiary:
In August of 1998, Tutornet.com, Inc. purchased a fifty-percent interest in Nettutor Pty. Ltd., a foreign Australian Proprietary Corporation, for $1,600. Income and expenses were translated into dollars at average rates for the year.

On December 31, 1998 Tutornet.com, Inc. purchased an additional fifty percent interest in Nettutor Pty. Ltd. from Powersys Ltd.. Powersys Ltd. is 100% owned by an officer of Tutornet.com, Inc. The purchase was completed by Tutornet.com, Inc. issuing 333,333 shares of its common stock to Powersys Ltd. and was consolidated into the Company's Financial Statements using the purchase method of accounting. The difference between the cost of the investment and the underlying net (deficit) of the assets has been allocated to goodwill, which will be amortized over fifteen years.

Tutornet.com, Inc.
(A Development Stage Company)

Notes to Consolidated Comparative Financial Statements

For the Years Ended
December 31, 1999 & 1998
--------------------------------------------------------------------------------


D.   FIXED ASSETS

Fixed Assets are carried at historical cost. The depreciation of the Property and Equipment is provided using the straight-line method for financial reporting purposes.

The estimated useful lives of the assets are as follows:

          Computer Hardware
            And Peripherals                 5 Years
          Office Furniture                  7 Years
          Office Equipment                  7 Years
          Computer Network Systems          5 Years
          Leasehold Improvements           10 Years

Expenditures for maintenance and repairs are charged to expense as incurred.


E.   DEVELOPMENT STAGE OPERATIONS:

The company was incorporated on October 21, 1997 and 1,500 shares of no par value common stock were authorized and issued to the founding shareholder. Since that time the company has devoted substantially all of its effort to developing the live tutoring service, creating the internet delivery process to be used to transmit the live tutoring to the end user, establishing supply sources, recruiting and training personnel, developing markets and raising capital.

Tutornet.com, Inc.
(A Development Stage Company)

Notes to Consolidated Comparative Financial Statements

For the Years Ended
December 31, 1999 & 1998
--------------------------------------------------------------------------------


F.   ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company has set up an allowance for uncollectible accounts. The following summarizes the activity for the years 1999 and 1998.

                                    1999          1998
                                 ----------     --------

       Beginning Balance          $       -            -

       Current Year Allowance       131,391            -

       Chargeoffs                         -            -

       Less: Recoveries            (      -)     (     -)
                                 ----------     --------

       Ending Balance             $ 131,391     $      -
                                 ==========     ========

G.   STOCK ISSUED TO OFFICERS:

The company accounts for its stock-based compensation using the accounting prescribed by Accounting Principles Board Opinion No. 25, accounting for stock issued to employees.

The following number of shares were issued in 1998 to the officers and founders of the company in exchange for services rendered in 1998:

                           Issue       Share Price     Compensation
Chief Executive Officer    3/31/98     $0.003          $2,000
Chief Financial Officer    3/31/98     $0.003          $3,050
Chief Operating Officer    3/31/98     $0.003          $1,200

Tutornet.com, Inc.
(A Development Stage Company)

Notes to Consolidated Comparative Financial Statements

For the Years Ended
December 31, 1999 & 1998
--------------------------------------------------------------------------------


H.   STOCK OPTIONS ISSUED TO OFFICERS:

As an incentive to the officers, stock options were granted in 1999 as follows:

                            Issue        No. of Shares     Strike Price
                            Date         Granted

Chief Executive Officer     12/31/99     150,000            $6.00
Chief Financial Officer     12/31/99     175,000            $3.11

These options are non-cancellable, and expire five years from date of issue. No Stock options were granted in 1998.


I.   RELATED PARTY TRANSACTIONS:

Acquisition Of Nettutor Pty, Ltd.  (Australia Operation)
During 1998, the company initially purchased a fifty percent interest in Nettutor Pty. Ltd.. On December 31, 1998, the company purchased an additional fifty percent interest in Tutornet Pty. Ltd. by issuing fifty thousand shares to Powersys Ltd.. The purchase price included an assumption by Tutornet.com, Inc. of a $69,796 loan made to Nettutor Pty. Ltd. by Powersys Ltd. This advance is payable on demand without interest.

Employment Agreement with Majority Shareholder
The company has an employment agreement with the majority stockholder and chief executive officer providing for annual compensation of $225,000 beginning January 1, 1999. The agreement includes merit increases on anniversary dates and a bonus payable in stock options as a percentage of salary if certain business plan financial goals are met. The term of the employment contract will be for six years, with automatic five-year renewals of the employment thereafter, unless Tutornet's Board of Directors terminates the contract due to cause. Should the contract be terminated for reasons other than cause, the stockholder will be entitled to a severance payment equal to either thirty-six months of salary or the remaining months of the then current employment term, whichever is greater.

Tutornet.com, Inc.
(A Development Stage Company)

Notes to Consolidated Comparative Financial Statements

For the Years Ended
December 31, 1999 & 1998
--------------------------------------------------------------------------------


Employment Agreement with Majority Shareholder (Cont.)
In 1998, the majority stockholder assigned certain telecommunication consulting contracts to the company. The Board of Directors has agreed to compensate the stockholder in an amount equal to the gross margin of the contract. Gross margin is defined as the revenues received minus the direct costs of providing the service. Each month, the gross margin will be calculated and a note issued to the stockholder with a face amount equaled to the calculated gross margin, carrying an interest rate of ten percent APY from the date of issue of the note. All payments were due January 2, 1999. These amounts were not paid on their due date. The company may pay these notes early without any penalty. The company began operations in late October 1997 and no notes were issued to the stockholder as of December 31, 1997, however an accrued expense of $92,915 was recorded on December 31, 1997 for the amount due the shareholder based on the accrued gross margin of the contract through December 31, 1997. During 1998, an additional $622,193 was accrued to the shareholder for the 1998 gross margin, resulting in a total balance due of $715,108. Interest of $42,757 is due the shareholder on these amounts and was recorded as of December 31,1998. The outstanding balance at December 31, 1999 is $193,950 including accrued interest outstanding of $98,841. These amounts incorporated into a subordinated note payable as of December 31, 1999.


J.   SUBORDINATED SHAREHOLDER LOANS

The two executive officers of the Company have agreed to subordinate the amounts due them in the form of a promissory note. These loans are comprised of the following:

          Accrued Compensation     $753,079
          Accrued Gross Margin       95,108
          Accrued Interest           98,841
                                   --------

          Total                    $947,028
                                   ========

These loans are due January 1, 2001 and bear interest at 10.0%.

Tutornet.com, Inc.
(A Development Stage Company)

Notes to Consolidated Comparative Financial Statements

For the Years Ended
December 31, 1999 & 1998
--------------------------------------------------------------------------------


K.   INCOME TAXES

Deferred income taxes are provided for temporary differences in the recognition of certain income and expense items for financial reporting and income tax purposes. Such temporary differences relate primarily to the difference in the recognition of the tax effects of operating losses for financial reporting and income tax purposes. As of December 31, 1999 and 1998 respectively the Company had a total deferred tax liability of $29,450 and $356, respectively. The company had deferred tax assets of $336,130 as of December 31, 1999 and $ 68,928 as December 31, 1998.


The components of income tax expense for years ended December 31, 1999 and 1998:

                                           1999         1998
                                        -----------  ----------

                  Current               $   47,519   $     747

                  Deferred               ( 238,108)   ( 68,572)
                                        ----------   ---------

Provision (Benefit) for Income Taxes    $( 190,589)  $ (67,825)
                                        ==========   =========


L.   CONCENTRATION OF CREDIT:

The company's principal source of revenue and working capital is generated from providing telecommunication consulting under contracts with two major clients located in Atlanta, Georgia. Under provisions of Financial Accounting Standards Board Statement 105, Tutornet.com, Inc. is exposed to a regional concentration of credit risk.

Tutornet.com, Inc.
(A Development Stage Company)

Notes to Consolidated Comparative Financial Statements

For the Years Ended
December 31, 1999 & 1998
--------------------------------------------------------------------------------


M.   GOING CONCERN

The accompanying comparative financial statements have been prepared assuming the Company will continue to operate as a going concern. The Company has an accumulated deficit of $12,300,501 and losses of $11,744,764 in 1999 and $553,355 in 1998, together with a working capital deficiency of $ 6,711,963 in 1999 and $1,408,403 in 1998. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company is in the process of seeking alternate sources of capital to satisfy these deficiencies. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


N.   NOTE PAYABLE SHAREHOLDER

An action was filed by a group of investors asserting breach of contract, fraud, and securities fraud under Rule 10b5 of the Securities and Exchange Act of 1934) to recover their investment funds. The Company intends to aggressively defend this claim. An accrual has been established in the amount of $5,625,340 to cover the potential liability which would be created should an unfavorable ruling occur.


O.   LEGAL MATTERS

The company is involved in other litigation which although management feels will be resolved in its favor an accrual has be established in the amount of $ 170,409.

Tutornet.com, Inc.
(A Development Stage Company)

Notes to Consolidated Comparative Financial Statements

For the Years Ended
December 31, 1999 & 1998
--------------------------------------------------------------------------------


P.   SUBSEQUENT EVENTS:

On March 24, 2000 the company borrowed $500,000 by executing two promissory notes secured by the assets, technology and intellectual property of the company including trademarks, copyrights, and proprietary software. This will be due and payable on the earliest of the following events: a.) upon completion of the current private placement b.) sale of other equity securities or c.) March 23, 2002. This note will bear interest at 8% due quarterly commencing July 1, 2000.

On April 18, 2000 a majority of the Company shareholders exchanged their stock with Zycom, Inc. Over the Counter (OTCBB). As part of the exchange Zycom, Inc. changed its name to Tutornet.com Group, Inc. pursuant to a planned reorganization.

                                                              Tutornet.com, Inc.
                                                   (A Development Stage Company)
--------------------------------------------------------------------------------






                                  Comparative Supplemental Financial Information



                                                             For the Years Ended

                                                        December 31, 1999 & 1998

            C E R A S I,  K R A U S  & A S S O C I A T E S,  I  N C.
                          Certified Public Accountants
                             150 East Sprague Road
                         Broadview Heights, Ohio  44147
                                 (440) 546-9359
--------------------------------------------------------------------------------


                              ACCOUNTANT'S OPINION
                    ON COMPARATIVE SUPPLEMENTAL INFORMATION



To Mr. Euburn R. A. Forde
Chief Executive Officer and President

Tutornet.com, Inc.
(A Development Stage Company)



Our report on the audited financial statements of Tutornet.com, Inc. (A Development Stage Company) for the years ended December 31, 1999 and 1998 appears on Page 1. The Consolidated Comparative Statements of Selling, General and Administrative Expenses and Comparative Statements of Key Analytical Ratios are presented for the purposes of additional analysis and is not a required part of the basic Financial Statements. The Consolidated Comparative Statements of Selling, General and Administrative expenses have been compiled by us and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole. The Comparative Statements of Key Analytical Ratios, which is of a non-accounting nature which have been compiled by us during the audit of the basic consolidated financial statements, and we express no opinion on it.



Cerasi, Kraus & Associates, Inc. CPA's

May 7, 2000

                              Tutornet.com, Inc.
                         (A Development Stage Company)

     Consolidated Statement of Selling, General & Administrative Expenses

                     For the Year Ended December 31, 1998
                                       &
      The Period from Inception (October 21, 1997 ) to December 31, 1999
--------------------------------------------------------------------------------

                                                                                            From Inception
                                                                                           October 21, 1997
                                                Year Ended               Year Ended               to
                                             December 31, 1999        December 31, 1998    December 31, 1999
                                          -----------------------     -----------------    -----------------
       Administrative Salaries                         $3,766,911              $331,735          $ 4,098,646
       Payroll Taxes                                      229,272                     -              229,272
       Employee Benefits                                   34,472                 5,100               39,572
       Advertising                                        884,598                12,404              897,002
       Amortization                                        25,390                     -               25,390
       Automobile Expenses                                 28,595                    42               28,637
       Bad Debt Expense                                   131,391                     -              131,391
       Bank Service Charges                               127,099                   978              128,234
       Commissions                                        168,143                     -              168,143
       Customer Service Expenses                                -                     -                    -
       Depreciation                                         6,132                   543                6,675
       Dues & Subscriptions                                26,914                     -               26,914
       Insurance Expense                                    8,310                     -                8,310
       Licenses & Permits                                     238                 2,675                2,913
       Marketing                                        1,471,177               476,541            1,947,718
       Office Supplies                                    277,279                 1,301              278,593
       Officer's Life Insurance                               400                     -                  400
       Professional Fees                                  383,332                38,286              421,618
       Public Relations                                   304,877                     -              304,877
       Recruiting Fees                                    252,441                     -              252,441
       Rent Expense                                       576,828                 6,502              584,060
       Repairs & Maintenance                               30,352                    56               30,408
       Research & Development                               4,589                     -                4,589
       State & Local Taxes                                 18,356                 3,954               22,310
       Telephone Expenses                                 193,959                 2,441              196,400
       Training & Development                              (3,344)                5,668                2,324
       Travel  & Entertainment                            887,786                 7,356              906,252
       Utilities                                              885                     -                  885
       Miscellaneous                                       16,843                 5,939               22,782
                                                      -----------             ---------         ------------

 Total General & Administrative Expenses               $9,853,225              $901,521          $10,766,756
                                                      ===========             =========         ============

  The Accompanying Notes are an Integral Part of These Financial Statements.

                              Tutornet.com, Inc.
                         (A Development Stage Company)

          Consolidated Comparative Statement of Key Analytical Ratios

                                     As of
                                 December 31,
--------------------------------------------------------------------------------

                                                    1999                1998
                                                ------------        ------------
Profitability Ratios:
     Return on Equity                                 235.94%           NMF
     Return on Total Investment                          NMF            NMF
     Return on Total Assets                          -278.38%        -35.10%
     Return on Operating Profit to Net Worth          235.91%           NMF

Liquidity Ratios:
     Working Capital                             $(6,714,566)   $(1,408,403)
     Current Ratio                                      0.20           0.11

Asset Productivity Ratios:
     Net Fixed Assets to Total Assets                  22.52%          0.71%

     Total Liabilities to Equity                       -1.85           8.28
     Long Term Debt to Equity                            NMF            NMF
     Net Worth to Debt                                 -0.54            NMF

     Interest Coverage                               -108.45            NMF
     Net Worth to Total Assets                         -1.18            NMF
     Current Assets to Total Assets                    38.60%          9.63%

Turnover Ratios:
     Cash Turnover                                    279.25 Days     21.18 Days

     Accounts Payable Turnover                         431.7 Days      66.7 Days


     NMF = Not a Meaningful Figure

  The Accompanying Notes are an Integral Part of These Financial Statements.

                              Tutornet.com, Inc.
                         (A Development Stage Company)

          Consolidated Comparative Statement of Key Analytical Ratios

                                     As of
                                 December 31,
--------------------------------------------------------------------------------

                                             1999              1998
                                         ------------      ------------
Efficiency Ratios:

     Total Assets to Sales                      32.45              1.55
     Fixed Assets to Sales                       7.31              0.01
     Sales to Working Capital                   (0.02)            (0.81)
     Sales Per Day                        $       362          $  3,122

Contribution Ratios:
     Gross Profit:
          Dollars                         $(2,080,808)         $323,487
          Percent                            -1574.87%            28.39%

Sales Breakeven Point
     Monthly                                      NMF               NMF
     Annually                                     NMF               NMF


     NMF = Not a Meaningful Figure

  The Accompanying Notes are an Integral Part of These Financial Statements.

                                                        Tutornet.com Group, Inc.
                                                   (A Development Stage Company)
                                                          (Formerly Zycom, Inc.)

                                                                       UNAUDITED
--------------------------------------------------------------------------------




                                               Consolidated Financial Statements
                                                                   Together With
                                             Supplementary Financial Information


                                       For the Three Months Ended March 31, 2000
                                                                               &
                                            For the Year Ended December 31, 1999
                                                                               &
                                 From Inception (May 24, 1983) to March 31, 2000

                           Tutornet.com Group, Inc.
                            (Formerly Zycom, Inc.)
                         (A Development Stage Company)
                     P R O F O R M A  F I N A N C I A L S
                                   UNAUDITED

                    Consolidated Comparative Balance Sheets

                                     As of

----------------------------------------------------------------------------------------------------------------

                                              ASSETS
                                              ------
                                                                              UNAUDITED             Audited
                                                                           March 31, 2000      December 31, 1999
                                                                           --------------      -----------------
Current Assets:
      Cash                                                                  $   208,559           $   115,220
      Accounts Receivable, Net of Allowance for Doubtful Accounts                13,424                15,785
      Marketable Securities, At Market Value                                    570,963               570,963
      Prepaid Expenses                                                          473,329               631,105
      Deferred Taxes                                                            336,130               336,130
                                                                          --------------         -------------
                                                                            $ 1,602,405           $ 1,669,203

Fixed Assets:
      Office Furniture & Fixtures                                                16,031                16,031
      Office Equipment                                                          127,717               127,717
      Computer Hardware & Peripherals                                           829,798               829,738
      Computer Network                                                           13,248                12,873
      Leasehold Improvements (Net of Accumulated Amortization)                   32,663                33,531
                                                                          --------------         -------------
                                                                              1,019,457             1,019,890
      Less: Accumulated Depreciation                                            101,396                54,287
                                                                          --------------         -------------
                                                                            $   918,061           $   965,603

Other Assets:
      Computer Software, Net of Accumulated Amortization                      1,006,298             1,071,365
      Software Development Costs                                                      -                     -
      Goodwill, Net of Accumulated Amortization                                 424,196               424,196
      Deposits                                                                  171,182               171,182

      Other                                                                           -                     -
                                                                          --------------         -------------
                                                                            $ 1,601,676           $ 1,666,743

                                                                          --------------         -------------
Total Assets                                                                $ 4,122,142           $ 4,301,549
                                                                          ==============         =============

  The Accompanying Notes are an Integral Part of These Financial Statements.

                                     Tutornet.com Group, Inc.
                                      (Formerly Zycom, Inc.)
                                   (A Development Stage Company)
                                P R O F O R M A  F I N A N C I A L S
                                             UNAUDITED

                              Consolidated Comparative Balance Sheets

                                               As of

---------------------------------------------------------------------------------------------------------------

                                            LIABILITIES
                                            -----------
                                                                                 UNAUDITED         Audited
                                                                              March 31, 2000  December 31, 1999
                                                                              --------------  -----------------
Current Liabilities:
       Accounts Payable                                                       $  4,138,596       $ 2,617,495
       Notes Payable CSR Stockholders                                               52,500            52,500
       Accrued Gross Margin on Contract                                                  -                 -
       Accrued Salaries & Wages                                                    490,392                 -
       Accrued Interest                                                              5,422             5,422
       Accrued & Withheld Payroll Taxes                                            136,211            39,187
       Income Taxes Payable                                                         29,691            29,691
       Officer Loan Payable                                                              -                 -
       Shareholder Loan Payable                                                  5,625,340         5,625,340
                                                                            ---------------   ---------------
    Total Current Liabilities                                                 $ 10,478,152      $  8,369,635

Long Term Liabilities:
       Subordinated Shareholder Loans Payable                                 $    977,703      $    947,028
       Deferred Income Taxes                                                  $     29,450      $     29,450
                                                                            ---------------   ---------------
 Total Liabilities                                                            $ 11,485,305      $  9,346,113
                                                                            ---------------   ---------------
 Minority Interest In Net Assets                                              $ (3,776,767)     $ (2,477,750)
                                                                            ---------------   ---------------
SHAREHOLDER'S EQUITY
       Common Stock,
          Class A, ($ 0.00001 Par Value; 950,000,000 Authorized, 16,306,356
           Issued and Outstanding as of March 31, 2000 and
            28,307,050 outstanding in 1999)                                   $        163      $        163
          Class B, ($0.00001 Par Value; 50,000,000 Authorized,
            4,750,000 Outstanding as of March 31, 2000 )                                48                48
       Preferred Stock
       (10,000,0000 Authorized with a Par Value of $ 0.00001
          and none iissued at March 31, 2000)                                            -                 -
                                                                            ---------------   ---------------
                                                                              $        211      $        211

       Additional Paid In Capital                                                6,230,641         3,708,691

       Retained Earnings (Deficit)                                              (9,817,248)       (6,275,716)
                                                                            ---------------   ---------------
    Total Shareholders' Equity (Deficit)                                      $ (3,586,396)     $ (2,566,814)
                                                                            ---------------   ---------------
 Total Liabilities & Shareholder's Equity                                     $  4,122,142      $  4,301,549
                                                                            ===============   ===============

  The Accompanying Notes are an Integral Part of These Financial Statements.

                           Tutornet.com Group, Inc.
                            (Formerly Zycom, Inc.)
                         (A Development Stage Company)
                     P R O F O R M A  F I N A N C I A L S
                                   UNAUDITED

                  Consolidated Comparative Income Statements

                  For the Three Months Ended, March 31, 2000
                                       &
                     For the Year Ended December 31, 1999
                                       &
          The Period from Inception (May 24, 1983 ) to March 31, 2000

-----------------------------------------------------------------------------------------------------------------
                                                                                                      Unaudited
                                                               UNAUDITED                           From Inception
                                                             Three Months         Audited          March 24, 1983
                                                                 Ended          Year Ended               to
                                                            March 31, 2000   December 31, 1999     March 31, 2000
                                                            --------------   -----------------     --------------
 Net Consulting Fees & Sales                                $     27,376      $     132,126        $   1,514,832
                                                            -------------     --------------       --------------
 Cost Of Fees:
          Consultants & Subcontractors                           504,645          1,665,868            2,423,207
          Computer Systems Support                                 3,959             76,361               96,463
          Customer Service Expenses                                    -                  -                3,750
          Amortization of Software Costs                          66,468            247,091              320,059
          Depreciation of Computer Equipment                           -             47,136               48,289
          Factoring Expense                                            -                  -               13,125
          Gross Margin Expense                                         -                  -              715,108
          Printing & Reproduction                                     49            176,478              188,057
                                                            -------------     --------------       --------------
 Total Costs Of Fees                                        $    575,121      $   2,212,934        $   3,808,058
 Gross Profit                                               $   (547,745)     $  (2,080,808)       $  (2,293,226)
                                                            -------------     --------------       --------------
 Selling, General & Administrative Expenses                 $  2,875,023      $   9,873,218        $  14,002,497
                                                            -------------     --------------       --------------
 Income (Loss) From Operations                              $ (3,422,768)     $ (11,954,026)       $ (16,295,723)
 Discontinued Operations
       Loss on Disposal of Subsidiary                                  -                  -             (841,046)
       Loss on Disposal of Subsidiary -
        Abacus II of Colorado                                          -                  -           (1,346,620)
                                                            -------------     --------------       --------------
                                                            $ (3,422,768)     $ (11,954,026)       $ (18,483,389)
 Other Income (Expenses):
       Interest & Dividend Income                                  4,812             44,035               55,807
       Interest Expense                                          (26,454)          (110,043)            (179,710)
       Loss on Investment in Tutornet UK                         (39,375)          (680,000)            (719,375)
       Loss on Foreign Currency Exchange                             (98)            (1,503)              (1,601)
       Realized Gains on Sales of Marketable Securities                -            754,908              754,908
       Miscellaneous (Expense)                                      (745)            (8,717)              (7,576)
                                                            -------------     --------------       --------------
                                                            $    (61,860)          $ (1,320)           $ (97,547)
                                                            -------------     --------------       --------------
 Net Loss Before Extraordinary Item                         $ (3,484,628)     $ (11,955,346)       $ (18,580,936)
 Extraordinary Item
       Gain From Extinguishment of Debt                     $          -                $ -             $ 28,748
                                                            -------------     --------------       --------------
 Loss Before Income Taxes                                   $ (3,484,628)     $ (11,955,346)       $ (16,393,270)
 Income Taxes                                               $          -         $ (190,589)          $ (256,202)
                                                            -------------     --------------       --------------
 Net Loss                                                   $ (3,484,628)     $ (11,764,757)       $ (16,137,068)
 Minority Interest in Net Loss                              $  1,706,897      $   5,762,378          $ 7,903,936
                                                            -------------     --------------       --------------
 Net Loss                                                   $ (1,777,731)     $  (6,002,379)       $  (8,233,132)
                                                            =============     ==============       ==============

  The Accompanying Notes are an Integral Part of These Financial Statements.

Tutornet.com Group, Inc.
(Formerly Zycom, Inc.
(A Development Stage Company)
UNAUDITED

Notes to Consolidated Comparative Financial Statements

For the Three Months Ended
March 31, 2000
--------------------------------------------------------------------------------

A.  NATURE OF BUSINESS

Business Organization

Tutornet.com Inc was incorporated in the state of Delaware on October 21, 1997, under the name Globenet Communication Services, Inc. It subsequently changed its name to Tutornet.com Inc. Tutornet.com is a pioneer provider of live, personalized tutoring services over the internet for students in kindegarten through college. By combining interactive technology with a growing cadre of specially trained tutors called Netucators tm, Tutornet.com is attempting to provide better educational opportunities on-demand and on-line to students worldwide. Zycom Inc. (the company) was incorporated May 24, 1983 in the State of Colorado.

Company Subsidiaries

The only active subsidiary during three months of 2000 and 1999 is:

                                                                    Nature of
Name                                                                Ownership             Business
------------------------------------------------------------------  ---------             ------------------------
Nettutor, Pty. Ltd.                                                   100.0%               Australian Proprietary

The Company has the following other subsidiaries which were inactive during 2000 & 1999:

Tutornet US Limited                                                   100.0%               Corporation in
                                                                                           Trinidad & Tobago
Tutornet.com
Services, Inc.                                                        100.0%               Customer Service In U.S.

Tutornet.Nigeria LTD                                                  100.0%               Tutoring Services in
                                                                                           Nigeria

Tutornet.Morocco                                                       51.0%               Tutoring Services In
                                                                                           Morocco

Tutornet Marketing Inc.                                                19.9%               Marketing Corporation in  U.S.

Tutornet.com Group, Inc.
(Formerly Zycom, Inc.
(A Development Stage Company)
UNAUDITED

Notes to Consolidated Comparative Financial Statements

For the Three Months Ended
March 31, 2000
--------------------------------------------------------------------------------


B.  SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the company and its subsidiaries. Inter-company balances and transactions have been eliminated in consolidation. The Minority interest represents 48.98% ownership.

Basis of Financial Statement Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting. The accounting method recognizes revenues in the accounting period in which they are earned and expenses when they are incurred regardless of when cash is paid or received.

Investments

The equity method of accounting is used for all investments in associated companies in which the Company's interest is 20% or more. Under the equity method, the Company recognizes its share in the net earnings or losses of these associated companies as they occur rather than as dividends are received. Dividends received are accounted for as a reduction of the investment rather than as dividend income. Losses from the equity investments reduce the receivables from the associated companies.

Software Development Costs

Per the Statement of Financial Accounting Standards (SFAS) Number 86, as further refined by Statement of Position (SOP) 98-1, the costs associated with internally developed software costs can be capitalized and amortized over the assets expected useful life. These costs are amortized over five years using the straight-line method.

Tutornet.com Group, Inc.
(Formerly Zycom, Inc.
(A Development Stage Company)
UNAUDITED

Notes to Consolidated Comparative Financial Statements

For the Three Months Ended
March 31, 2000
--------------------------------------------------------------------------------


C.  INVESTMENTS AND MERGER:

Purchase of Collaborative Systems, Inc. (CSR)

On December 18, 1998, a plan and agreement of merger was adopted to be effective December 21, 1998 by and between Tutornet.com, Inc and Collaborative Systems Research, Inc. (CSR). Tutornet.com issued 50,000 shares of its common stock in exchange for 100% of the shares of the outstanding stock of CSR. Tutornet.com, Inc. also paid $35,000 cash at settlement and agreed to pay $315,000 over the next twelve months to the CSR shareholders. The business of CSR was merged into Tutornet.com, Inc. and CSR ceased to operate. The assets distributed to Tutornet.com as a result of the merger and the liquidation of CSR was CSR's specialized software and computer equipment. The purchase method was used to account for the acquisition. At December 31, 1999 the Company was in default of this agreement. The outstanding amount due the shareholders' of CSR is $52,500.

Purchase of Majority Interest in Subsidiary:

In August of 1998, Tutornet.com, Inc. purchased a fifty-percent interest in Nettutor Pty. Ltd., a foreign Australian Proprietary Corporation, for $1,600. Income and expenses were translated into dollars at average rates for the year.

On December 31, 1998 Tutornet.com, Inc. purchased an additional fifty percent interest in Nettutor Pty. Ltd. from Powersys Ltd.. Powersys Ltd. is 100% owned by an officer of Tutornet.com, Inc. The purchase was completed by Tutornet.com, Inc. issuing 333,333 shares of its common stock to Powersys Ltd. and was consolidated into the Company's Financial Statements using the purchase method of accounting. The difference between the cost of the investment and the underlying net (deficit) of the assets has been allocated to goodwill, which will be amortized over fifteen years.

Tutornet.com Group, Inc.
(Formerly Zycom, Inc.
(A Development Stage Company)
UNAUDITED

Notes to Consolidated Comparative Financial Statements

For the Three Months Ended
March 31, 2000
--------------------------------------------------------------------------------

D. FIXED ASSETS

Fixed Assets are carried at historical cost. The depreciation of the Property and Equipment is provided using the straight-line method for financial reporting purposes.

The estimated useful lives of the assets are as follows:

          Computer Hardware
            And Peripherals             5 Years
          Office Furniture              7 Years
          Office Equipment              7 Years
          Computer Network Systems      5 Years
          LeaseholdImprovements        10 Years

Expenditures for maintenance and repairs are charged to expense as incurred.


E.  DEVELOPMENT STAGE OPERATIONS:

The company continues to be in the development stage. Tutornet.co has devoted substantially all of its effort developing the live tutoring service, creating the internet delivery process, to be used to transmit the live tutoring to the end user, establishing supply sources, recruiting and training personnel, developing markets and raising capital

Tutornet.com Group, Inc.
(Formerly Zycom, Inc.
(A Development Stage Company)
UNAUDITED

Notes to Consolidated Comparative Financial Statements

For the Three Months Ended
March 31, 2000
--------------------------------------------------------------------------------


F.  STOCK ISSUED TO OFFICERS:

The company accounts for its stock-based compensation using the accounting prescribed by Accounting Principles Board Opinion No. 25, accounting for stock issued to employees.

The following number of shares were issued in 1998 to the officers and founders of the company in exchange for services rendered in 1998:

                            Issue     Share Price   Compensation
Chief Executive Officer    3/31/98       $0.003        $2,000
Chief Financial Officer    3/31/98       $0.003        $3,050
Chief Operating Officer    3/31/98       $0.003        $1,200


G.  STOCK OPTIONS ISSUED TO OFFICERS:

As an incentive to the officers, stock options were granted in 1999 as follows:

                            Issue      No. of Shares   Strike Price
                             Date         Granted
Chief Executive Officer    12/31/99        150,000         $6.00
Chief Financial Officer    12/31/99        175,000         $3.11

These options are non-cancellable, and expire five years from date of issue.

Tutornet.com Group, Inc.
(Formerly Zycom, Inc.
(A Development Stage Company)
UNAUDITED

Notes to Consolidated Comparative Financial Statements

For the Three Months Ended
March 31, 2000
--------------------------------------------------------------------------------


H.  RELATED PARTY TRANSACTIONS:

Acquisition Of Nettutor Pty, Ltd.  (Australia Operation)

During 1998, the company initially purchased a fifty percent interest in Nettutor Pty. Ltd.. On December 31, 1998, the company purchased an additional fifty percent interest in Tutornet Pty. Ltd. by issuing fifty thousand shares to Powersys Ltd.. The purchase price included an assumption by Tutornet.com, Inc. of a $69,796 loan made to Nettutor Pty. Ltd. by Powersys Ltd. This advance is payable on demand without interest.

Employment Agreement with Majority Shareholder

The company has an employment agreement with the majority stockholder and chief executive officer providing for annual compensation of $225,000 beginning January 1, 1999. The agreement includes merit increases on anniversary dates and a bonus payable in stock options as a percentage of salary if certain business plan financial goals are met. The term of the employment contract will be for six years, with automatic five-year renewals of the employment thereafter, unless Tutornet's Board of Directors terminates the contract due to cause. Should the contract be terminated for reasons other than cause, the stockholder will be entitled to a severance payment equal to either thirty-six months of salary or the remaining months of the then current employment term, whichever is greater.

In 1998, the majority stockholder assigned certain telecommunication consulting contracts to the company. The Board of Directors has agreed to compensate the stockholder in an amount equal to the gross margin of the contract. Gross margin is defined as the revenues received minus the direct costs of providing the service. Each month, the gross margin will be calculated and a note issued to the stockholder with a face amount equaled to the calculated gross margin, carrying an interest rate of ten percent APY from the date of issue of the note. All payments were due January 2, 1999. These amounts were not paid on their due date. The company may pay these notes early without any penalty. The company began operations in late October 1997 and no notes were issued to the stockholder as of December 31, 1997, however an accrued expense of $92,915 was recorded on December 31, 1997 for the amount due the shareholder based on the accrued gross

Tutornet.com Group, Inc.
(Formerly Zycom, Inc.
(A Development Stage Company)
UNAUDITED

Notes to Consolidated Comparative Financial Statements

For the Three Months Ended
March 31, 2000
--------------------------------------------------------------------------------


margin of the contract through December 31, 1997. During 1998, an additional $622,193 was accrued to the shareholder for the 1998 gross margin, resulting in a total balance due of $715,108. Interest of $42,757 is due the shareholder on these amounts and was recorded as of December 31,1998. The outstanding balance at December 31, 1999 is $193,950 including accrued interest outstanding of $98,841. These amounts incorporated into a subordinated note payable as of December 31, 1999.


I.  SUBORDINATED SHAREHOLDER LOANS

The two executive officers of the Company have agreed to subordinate the amounts due them in the form of a promissory note. The loan amounts outstanding at March 31, 2000 is $ 977,703. These loans are due January 1, 2001 and bear interest at 10.0%.


J.  COMMON STOCK TRANSACTIONS

On December 17, 1999, the stockholders of Zycom, Inc. approved: (I) a 250-1 reverse stock split of the common stock and (ii) a change in the par value of the common stock to $.0001 per share. As a part of the foregoing stockholder resolutions, which became effective on December 17,1999 to the stockholders of record on January 11, 2000, the holders of the $4,000 10% convertible promissory note issued on December 31, 1996 agreed to convert their note, accrued interest and other cash advances made to the Zycom, Inc. into 92,529 post reverse-split shares of the common stock.

Tutornet.com Group, Inc.
(Formerly Zycom, Inc.
(A Development Stage Company)
UNAUDITED

Notes to Consolidated Comparative Financial Statements

For the Three Months Ended
March 31, 2000
--------------------------------------------------------------------------------


K.  GOING CONCERN

The accompanying comparative financial statements have been prepared assuming the Company will continue to operate as a going concern. The Company has an accumulated deficit of $ 9,817,248 and losses of $ 1,777,731 for the three months ended March 31, 2000 and $6,002,379 in 1999, together with a working capital deficiency of $8,875,747as of March 31, 2000 and $6,700,432 as of December 31, 1999. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company is in the process of seeking alternate sources of capital to satisfy these deficiencies. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


L.  NOTE PAYABLE SHAREHOLDER

An action was filed by a group of investors asserting breach of contract, fraud, and securities fraud under Rule 10b5 of the Securities and Exchange Act of 1934) to recover their investment funds. The Company intends to aggressively defend this claim. An accrual has been established in the amount of $5,625,340 to cover the potential liability which would be created should an unfavorable ruling occur.


M.  SUBSEQUENT EVENTS:

On March 24, 2000 the company borrowed $500,000 by executing two promissory notes secured by the assets, technology and intellectual property of the company including trademarks, copyrights, and proprietary software. This will be due and payable on the earliest of the following events: a.) upon completion of the current private placement b.) sale of other equity securities or c.) March 23, 2002. This note will bear interest at 8% due quarterly commencing July 1, 2000.

Tutornet.com Group, Inc.
(Formerly Zycom, Inc.
(A Development Stage Company)
UNAUDITED

Notes to Consolidated Comparative Financial Statements

For the Three Months Ended
March 31, 2000
--------------------------------------------------------------------------------


M.  SUBSEQUENT EVENTS (Cont.)

On April 18, 2000 a majority of the Company shareholders exchanged their stock with Zycom, Inc. Over the Counter (OTCBB). As part of the exchange Zycom, Inc. changed its name to Tutornet.com Group , Inc. pursuant to a planned reorganization.

     Exhibits
     --------

Exhibit No.     Description
-----------     ----------------------------------------------------------------
     2.1        Agreement and Plan of Merger
     2.2        Agreement and Plan of Reorganization
     2.3        Amendment to Agreement and Plan of Merger
     3.1        Articles of Incorporation
     3.2        Bylaws
     3.3        Certificate of Amendment to Articles of Incorporation
     4.1*       Specimen Share Certificate
     4.2        Stock Option Plan
     4.3        Warrant ($0.50)
     4.4        Warrant ($0.50)
     4.5        Warrant ($9.15)
    27.1        Financial Data Schedule
    99.1        Investment Letter

-----------
* Filing by Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUTORNET.COM GROUP, INC.



By: /s/ Euburn R.A. Forde                  5/17/2000
    ---------------------                  ---------
Name:  Euburn R.A. Forde                     (Date)
Title:  President

                                 EXHIBIT INDEX

Exhibit No.       Description                                    Page No.
-----------       -----------------------------------------      --------
     2.1        Agreement and Plan of Merger
     2.2        Agreement and Plan of Reorganization
     2.3        Amendment to Agreement and Plan of Merger
     3.1        Articles of Incorporation
     3.2        Bylaws
     3.3        Certificate of Amendment to Articles of Incorporation
     4.1*       Specimen Share Certificate
     4.2        Stock Option Plan
     4.3        Warrant ($0.50)
     4.4        Warrant ($0.50)
     4.5        Warrant ($9.15)
    27.1        Financial Data Schedule
    99.1        Investment Letter

-----------
* Filing by Amendment